UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CREE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The 2005 Annual Meeting of Shareholders of Cree, Inc. (the “Company”) will be held at the offices of the Company at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, November 3, 2005, at 10:00 a.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal No. 1—Election of six directors

•	Proposal No. 2—Approval of the 2005 Employee Stock Purchase Plan

•	Proposal No. 3—Approval of amendments to the 2004 Long-Term Incentive Compensation Plan

•	Proposal No. 4—Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 25, 2006

All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on September 13, 2005 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

Adam H. Broome

Secretary

Durham, North Carolina

September 26, 2005

IMPORTANT:    Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card; (2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

CREE, INC.

PROXY STATEMENT

MEETING INFORMATION

The Board of Directors of Cree, Inc. (the “Company”) is asking for your proxy for use at the 2005 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held at the Company’s offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, November 3, 2005, at 10:00 a.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of six directors; (2) approval of the 2005 Employee Stock Purchase Plan (the “Purchase Plan”); (3) approval of amendments to the 2004 Long-Term Incentive Compensation Plan (the “LTIP”); and (4) ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 25, 2006.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the Purchase Plan, FOR approval of the proposed amendments to the LTIP and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 25, 2006.

The Company intends to mail its 2005 Annual Report, this proxy statement and the accompanying proxy card to shareholders beginning on or about September 29, 2005. The annual report and proxy statement will also be available on the Internet at www.cree.com/annualmeeting. The annual report is not part of the Company’s proxy soliciting materials.

VOTING PROCEDURES

Who Can Vote

Only shareholders of record at the close of business on September 13, 2005 are entitled to vote at the meeting and any adjournments of the meeting. At that time there were 75,749,467 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting. The common stock is the only class of securities of the Company having the right to vote at the meeting.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•	Voting by Telephone. You can vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Wednesday, November 2, 2005, at 11:59 p.m. Eastern time. If you vote by telephone you need not return your proxy card.

•	Voting by Internet. You can vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Wednesday, November 2, 2005 at 11:59 p.m. Eastern time. If you vote over the Internet you need not return your proxy card.

•	Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, November 2, 2005.

•	Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If your shares are held by a broker, bank, custodian or other nominee, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote

You can revoke your proxy and change your vote by (1) attending the meeting and voting in person, (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed, (3) timely submitting another signed proxy card bearing a later date or (4) timely submitting new voting instructions by telephone or over the Internet as described above.

How Your Proxy Will Be Voted

If you timely submit your proxy by telephone, over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy without giving contrary voting instructions, your shares will be voted “FOR” election of the director nominees listed in this proxy statement, “FOR” approval of the Purchase Plan, “FOR” approval of the amendments to the LTIP and “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 25, 2006.

How You Can Vote Shares Held by a Broker or Other Nominee

If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this proxy statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

Quorum Required

A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on any matter (sometimes referred to as a “broker non-vote”) will also be considered present for purposes of determining the existence of a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast. Thus the six nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

The proposed Purchase Plan, the proposed amendments to the LTIP and ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2006 will be approved if the votes cast for approval exceed the votes cast against approval. Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals received sufficient votes for approval.

COMPARATIVE PERFORMANCE

The graph below compares, for the five-year period ended June 26, 2005, the cumulative total return of the Company’s common stock at each fiscal year end with a market index based on The Nasdaq Stock Market and an industry index based on Nasdaq-traded stocks of electronic components businesses. The market index is the Nasdaq Stock Market—U.S. Companies and the industry index is the Nasdaq Electronic Components. The graph assumes an investment of $100 on June 25, 2000 in the Company’s common stock and in each index and also assumes the reinvestment of all dividends during the period shown. The indices are calculated on a month-end basis.

Comparison of Five-Year Cumulative Total Return

Among Cree, Inc., The Nasdaq Stock Market (U.S.) Index and

The Nasdaq Electronic Components Index

Performance Graph Data	June 2000	June 2001	June 2002	June 2003	June 2004	June 2005
Cree, Inc. Common Stock	$100.00	$27.77	$16.59	$20.78	$27.61	$33.32
Nasdaq Stock Market (U.S.)	$100.00	$55.50	$37.13	$31.63	$43.05	$43.54
Nasdaq Electronic Components	$100.00	$47.25	$28.39	$29.94	$39.01	$34.73

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nominees for Election as Directors

All six of the persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his successor has been duly elected and qualified.

The following table lists the nominees for election and information about each.

Name	Age	Principal Occupation and Background	Director Since
Charles M. Swoboda	38	Mr. Swoboda has served as Chairman of the Board of Directors of the Company since April 2005, as Chief Executive Officer since June 2001, as a member of the Board of Directors since October 2000 and as President since January 1999. He was Chief Operating Officer of the Company from 1997 to June 2001 and Vice President for Operations from 1997 to 1999. Prior to his appointment as Chief Operating Officer, Mr. Swoboda served as Operations Manager from 1996 to 1997, as General Manager of the Company’s former subsidiary, Real Color Displays, Incorporated, from 1994 to 1996 and as LED Product Manager from 1993 to 1994. He was previously employed by Hewlett-Packard Company.	2000
John W. Palmour, Ph.D.	44	Dr. Palmour, one of the Company’s founders, has been a member of the Board of Directors since October 1995 and has served as the Company’s Director of Advanced Devices since 1995 and as an Executive Vice President since August 2002. As Executive Vice President for Advanced Devices, Dr. Palmour is responsible for all aspects of the Company’s wide bandgap RF, microwave and power switching device businesses and also manages the Company’s contract research programs. He previously served on the Board of Directors from 1992 to 1993.	1995
Dolph W. von Arx	71	Mr. von Arx has been a member of the Board of Directors since October 1991 and is the former Chairman, President and Chief Executive Officer of Planters Lifesavers Company, an affiliate of RJR Nabisco, Inc. Since his retirement from Planters Lifesavers Company in 1991, Mr. von Arx has served as non-executive Chairman of Morrison Restaurants Inc., a publicly held family dining business, from 1996 to 1998, and is currently a director of Northern Trust of Florida Corp. and Hospital Partners of America, Inc.	1991
James E. Dykes	67	Mr. Dykes has served on the Board of Directors since January 1992. He was formerly President and Chief Executive Officer of Signetics Company, a semiconductor manufacturer and wholly-owned subsidiary of North American Philips Corporation, from 1989 until his retirement in 1993, and from 1987 to 1988 served as the first President and Chief Executive Officer of Taiwan Semiconductor Manufacturing Company Ltd., a semiconductor foundry.	1992

Name	Age	Principal Occupation and Background	Director Since
Robert J. Potter, Ph.D.	72	Dr. Potter has served on the Board of Directors since April 2001. He is currently President and Chief Executive Officer of R. J. Potter Company, a business consulting firm based in Irving, Texas. Prior to establishing R. J. Potter Company, from 1987 to 1990, Dr. Potter was President and Chief Executive Officer of Datapoint Corporation, a producer of local area networking and video conferencing products. He held senior management positions in other information technology companies, including Nortel, where he served as Group Vice President responsible for the customer premises telecommunications equipment business. Previously, he was President of Xerox’s Office Systems Division. He is currently a director of Molex Incorporated and Zebra Technologies Corporation.	2001
Harvey A. Wagner	64	Mr. Wagner has served on the Board of Directors since February 2004. He has served as President and Chief Executive Officer of Quovadx, Inc., a global software and services company, since October 2004 and a member of its Board of Directors since April 2004. He served as its Acting President and Chief Executive Officer from May 2004 to October 2004. Prior to joining Quovadx, Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an energy company, from January 2003 to April 2004, and as Executive Vice President of Finance, Secretary, Treasurer, and Chief Financial Officer of Optio Software, Inc., a software provider, from February 2002 to December 2002. From May 2001 to January 2002, he performed independent consulting services for various corporations. He was Chief Financial Officer, General Manager and Chief Operating Officer for PaySys International, Inc., a provider of financial payment processing applications, from December 1999 to April 2001. He also served as Executive Vice President of Finance and Administration and Chief Financial Officer for Premiere Technologies, Inc. from April 1998 to September 1999. He is currently a director of Proficient Systems, Inc. and FormFactor, Inc.	2004

The Board of Directors recommends shareholders

vote FOR election of the nominees named above.

Executive Officers

Mr. Swoboda and Dr. Palmour serve as both executive officers of the Company and members of the Board of Directors. The executive officers of the Company also include Cynthia B. Merrell (age 44) and Robert C. Glass, Ph.D. (age 43). Ms. Merrell has served as Chief Financial Officer and Treasurer of the Company since 1998 and previously served as the Company’s Controller from 1996 to 1998 after joining the Company in 1996. Her prior financial experience includes service in various capacities with The Times Mirror Company, Tropicana Products, Inc. and an international public accounting firm. She is licensed as a certified public accountant in the State of Florida. On August 10, 2005, Ms. Merrell submitted her resignation as an officer of the Company, effective on the earlier of the date a successor takes office or February 10, 2006. Dr. Glass has served as the Company’s Executive Vice President—Materials and Optoelectronics since May 2005. He previously served as the Company’s Vice President—Operations and Manufacturing from 2003 to 2005, Vice President and General

Manager—Materials from 2001 to 2003, General Manager—Materials from 1999 to 2001, Materials Manufacturing Manager from 1997 to 1999 and Manager of Crystal Growth from 1995 to 1997. Dr. Glass was previously employed by Westinghouse Electric Corporation.

Board Composition and Independence of Directors

The size of the Board of Directors was fixed at nine members in 1988 by shareholder action pursuant to the Company’s Bylaws. Generally only from six to eight persons have served on the Board at any one time. Only six persons have been nominated for election at the annual meeting. Under the rules of the Securities and Exchange Commission, the accompanying proxy cannot be voted for more than six nominees.

A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of The Nasdaq Stock Market (“Nasdaq”). The Board has determined that four of the present directors—Messrs. Dykes, von Arx, Potter and Wagner—are each an “independent director” within the meaning of the applicable Marketplace Rules of Nasdaq. All four of these directors are standing for re-election.

Attendance at Meetings

The Board of Directors held six meetings during the fiscal year ended June 26, 2005. Each incumbent director attended or participated in 75% or more of all meetings of the Board of Directors held in fiscal 2005 during the period he served as a director. Each incumbent director also attended or participated during the year in 75% or more of all meetings of committees on which he served that were held during the period of his service.

The Company expects all directors to attend each annual meeting of shareholders absent good reason. Seven directors attended the 2004 Annual Meeting of Shareholders.

Standing Committees

The Board has three standing committees: the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board, copies of which are available on the Company’s website at www.cree.com. The charter of the Audit Committee, as amended August 16, 2005, is also included as Appendix C to this proxy statement. The charters of the Governance and Nominations Committee and the Compensation Committee were included as appendices to the Company’s proxy statement in connection with its 2004 Annual Meeting of Shareholders and have not been amended. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.

Audit Committee

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board’s behalf in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements and internal accounting and financial controls, (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the auditors engaged to provide audit services to the Company and (iii) the Company’s compliance with legal and regulatory requirements.

The members of the Audit Committee are Messrs. Wagner, Dykes, Potter and von Arx. The Board has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules, including the special independence requirements applicable to Audit Committee members. Mr. Wagner is Chairman of the Audit Committee and has served in that capacity since August 2004, when he succeeded Mr. von Arx, who had served as Chairman since fiscal 2001. The Board has determined that Mr. Wagner is an “audit committee financial expert” as defined in Item 401 of Regulation S-K of the Securities and Exchange Commission. During fiscal 2005, the Audit Committee held ten meetings.

Governance and Nominations Committee

The Governance and Nominations Committee is appointed by the Board to assist the Board in fulfilling its responsibilities to shareholders by (i) identifying individuals qualified to become directors and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the shareholders, (ii) developing and recommending to the Board corporate governance principles for the Company and (iii) otherwise taking a leadership role in shaping the corporate governance of the Company.

The members of the Governance and Nominations Committee are Messrs. von Arx, Dykes, Potter and Wagner. The Board has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules. Mr. von Arx is Chairman of the Governance and Nominations Committee and has served in that capacity since August 2004. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates recommended by shareholders, and in accordance with that policy, the Committee will consider written nominations properly submitted by shareholders. For a description of the policy regarding nominations submitted by shareholders see “Procedures for Director Nominations” and “2006 Annual Meeting of Shareholders” below. The Governance and Nominations Committee held four meetings during fiscal 2005.

Compensation Committee

The Compensation Committee is appointed by the Board to assist the Board in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board as appropriate on the Company’s compensation policies, programs and plans, including its stock-based compensation programs. The Compensation Committee approves the compensation of all executive officers, oversees compensation of other senior members of the management team, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Board for approval.

The members of the Compensation Committee are Messrs. Dykes, Potter, von Arx and Wagner. The Board has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules. Mr. Dykes is Chairman of the Compensation Committee and has served in that capacity since 1992. During fiscal 2005, the Compensation Committee held seven meetings. The Compensation Committee also often takes action by unanimous written consent in lieu of holding a meeting.

Compensation of Directors

Directors who are also employed by the Company are not separately compensated for their service on the Board. Non-employee directors are compensated for Board service through a combination of cash meeting fees and grants of non-qualified stock options to purchase shares of the Company’s common stock. Beginning in fiscal 2006, non-employee directors also will be paid an annual retainer and, subject to shareholder approval, receive grants of both non-qualified stock options and restricted stock. The Company also reimburses directors for expenses incurred in serving as a director.

The Company grants each non-employee director annually an option with a vesting term corresponding to the term of service following election as a director at the annual meeting of shareholders. Beginning in fiscal 2006, the Company also grants each non-employee director a restricted stock award annually with a one year vesting term. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are generally granted equity awards in an amount and with vesting terms that correspond to the remaining term of service before the next annual meeting. The exercise price of all option grants is equal to the fair market value on the grant date, vesting of the option is subject to continued service to the Company and the maximum term of the option is seven years. The options generally vest during the term of service as a director following election, vesting in equal increments on the last day of each calendar quarter following election or, if earlier, upon the election of directors at the next annual meeting. Each non-employee director presently serving on the Board was granted, in October 2004, an option to purchase 16,000 shares of common stock at an exercise price of $31.24 per share, the closing market price on the grant date. The option terms provided for vesting in equal increments on the last day of each calendar quarter following election as a director at the 2004 Annual Meeting or, if earlier, upon the election of directors at the 2005 Annual Meeting.

For fiscal 2006, the Company granted 5,000 shares of restricted stock to each of the Company’s non-employee directors on September 1, 2005. The shares of restricted stock are subject to vesting restrictions and other terms and conditions and will vest on September 1, 2006, provided the non-employee director continues service until that date as a member of the Company’s Board of Directors or as an employee of the Company or a related “Employer” as defined in the LTIP. Also for fiscal 2006, the Company granted each non-employee director an option to purchase 5,000 shares of the Company’s common stock on September 1, 2005, subject to shareholder approval of the amendments to the LTIP described in Proposal No. 3. The options will terminate if the proposed amendments are not approved. The options were granted at an exercise price of $25.47 per share, the closing market price on the grant date. The option terms provide for vesting in equal increments on the last day of each calendar quarter following election as a director at the 2005 Annual Meeting or, if earlier, upon the election of directors at the 2006 Annual Meeting.

For regular Board meetings, non-employee directors are paid $2,500 for each meeting. For special Board meetings, non-employee directors are paid $1,000 for each meeting attended except where directors are requested to attend in person, in which case non-employee directors attending in person are paid $2,500. For committee meetings, non-employee directors serving on the committee are paid $1,000 for each meeting attended, except that the person serving as chair of the Audit Committee is paid $4,000 for each Audit Committee meeting and the chair of any other committee is paid $2,000 for each meeting of that committee. In addition, beginning with fiscal 2006, each non-employee director will receive an annual retainer of $25,000 paid in quarterly installments in advance.

During fiscal 2005, the following amounts were earned by non-employee directors as cash meeting fees: Mr. Dykes, $38,000; Mr. von Arx, $38,000; Dr. Potter, $33,000; and Mr. Wagner $48,000.

Certain Transactions and Legal Proceedings

Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an international energy company based in Atlanta, Georgia (“Mirant”), from January 2003 through April 2004. In July 2003, Mirant and certain of its wholly-owned subsidiaries in the United States filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Additionally, certain of Mirant’s Canadian subsidiaries filed an application for creditor protection under the Companies Creditors’ Arrangement Act in Canada. The Canadian subsidiaries emerged from creditor protection in May 2004. The proceedings in the United States are still pending.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by Commission rules to furnish the Company with copies of all reports they file under Section 16(a). To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, officers and beneficial owners were complied with on a timely basis during the fiscal year ended June 26, 2005.

PROPOSAL NO. 2—APPROVAL OF 2005 EMPLOYEE

STOCK PURCHASE PLAN

General

The Board of Directors adopted the Purchase Plan on August 16, 2005, subject to the approval of the shareholders. The Purchase Plan will provide employees of the Company and its majority-owned subsidiaries with an incentive and opportunity to purchase common stock through payroll deductions at a price that is equal to 85% of the fair market value of common stock on the purchase date, plus taxes, if any, imposed on the transaction.

If approved, the Company would be authorized to issue up to 600,000 shares of common stock of the Company pursuant to the Purchase Plan. The Purchase Plan would succeed the Company’s 1999 Employee Stock Purchase Plan, which will terminate on October 31, 2005. The Company determined to terminate the prior plan because there were insufficient shares remaining for the plan to continue operation after October 31, 2005 and because certain features of the plan increased the expense to the Company, as compared to the proposed Purchase Plan, as a result of changes in applicable accounting rules.

We are requesting that shareholders approve adoption of the Purchase Plan. Assuming the presence of a quorum, approval of the adoption of the Purchase Plan requires that the votes cast in favor of the Purchase Plan exceed the votes cast opposing the proposal. Under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and non-votes will have no effect on the vote to approve this proposal.

The Board of Directors recommends

shareholders vote FOR Proposal No. 2.

Description of Purchase Plan

The following is a description of the terms of the Purchase Plan. This description in this proxy statement is merely a summary of material features of the Purchase Plan and is qualified in its entirety by the full text of the plan, a copy of which is included in Appendix A to this proxy statement.

Purpose. The purpose of the Purchase Plan will be to provide employees (including officers) of the Company and its majority-owned subsidiary corporations with an opportunity to purchase common stock through payroll deductions and interest accrued thereon.

Administration. The Purchase Plan will be administered by the Board of Directors or by individual(s) or a committee appointed by the Board of Directors. All questions of interpretation or application of the Purchase Plan will be determined by the Board of Directors or its committee, whose decisions will be final, conclusive and binding upon all parties.

Eligibility and Participation. Any individual who is an employee for tax purposes of the Company or any of its majority-owned subsidiary corporations designated from time to time by the Board of Directors will be eligible to participate in the Purchase Plan, provided that he or she begins employment at least 30 continuous days prior to the date his or her participation in the Purchase Plan is effective, and subject to additional limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and limitations on stock ownership described in the Purchase Plan. As of September 22, 2005, there were approximately 1,321 employees who would be eligible to participate in the Purchase Plan.

Eligible employees become participants in the Purchase Plan by delivering to the Company’s stock plan administrator, prior to the commencement of the applicable participation period, a subscription agreement authorizing payroll deductions and contributions of interest or by such telephone or other electronic arrangements as the Board of Directors may prescribe.

Participation Periods. The Purchase Plan will be implemented by participation periods generally of six months duration, with new participation periods beginning in November and May of each year and ending the following April and October, respectively. If the Purchase Plan is adopted by the shareholders at the Annual Meeting, the first participation period will begin on the date of the Annual Meeting. The Purchase Plan also provides for special interim participation periods to enable employees of subsidiaries that become designated subsidiaries under the plan after the beginning of a participation period but at least three months prior to the beginning of the next participation period to participate in the Purchase Plan. The Board of Directors will have the power to alter the duration of the participation periods and purchase dates without shareholder approval.

Securities to be Sold. The Company would be authorized to issue shares of the Company’s common stock, with a par value $0.00125 per share, pursuant to options granted under the Purchase Plan. Shares subject to options under the plan will be made available from the authorized and unissued shares of the Company’s common stock. The aggregate number of shares that may be issued under the Purchase Plan will be 600,000. The last sale price of the common stock on September 22, 2005 was $23.86 per share, as reported by The Nasdaq Stock Market.

Purchase Price. The purchase price at which shares will be sold on a purchase date under the Purchase Plan will be the sum of (i) 85% of the fair market value of common stock on the purchase date and (ii) any transfer, excise or similar tax imposed on the transaction. The fair market value of common stock on a given date will be the closing sale price on the Nasdaq National Market for that date, unless the Nasdaq System is not open for trading on that date, in which case the fair market value will be the closing sale price quoted on the Nasdaq National Market on the last trading day immediately preceding the purchase date.

Payroll Deductions. The purchase price of the shares to be acquired under the Purchase Plan will be accumulated by payroll deductions and interest thereon over the participation period. The rate of deductions may not exceed 15% of a participant’s compensation. A participant may decrease the rate of payroll deductions two times between any two purchase dates by filing with the Company a new authorization for payroll deductions. All payroll deductions made for a participant and interest accrued under the Purchase Plan will be credited to the participant’s account under the Purchase Plan and will be deposited with the general funds of the Company to be used for any corporate purpose.

Grant and Exercise of Option. At the beginning of a participation period, each participant will be granted an option to purchase on the purchase date up to the number of shares determined by dividing the sum of the participant’s accumulated payroll deductions for the participation period plus the interest accrued on such payroll deductions by the applicable purchase price; provided that the number of shares subject to an option shall not exceed 2,000 shares of common stock on any purchase date. On each purchase date prior to a participant’s withdrawal from the Purchase Plan, the maximum number of full shares subject to an option that are purchasable with the accumulated payroll deductions and interest in the participant’s account will be purchased for the participant at the applicable purchase price. If, on any purchase date the number of shares with respect to which options are to be exercised exceeds the number of shares remaining available for sale under the Purchase Plan, the Company may make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable. With respect to any payroll deductions and accrued interest that are not used to purchase common stock due to such pro rata allocation, the Board of Directors will, in its sole discretion, (i) direct payment of the unused payroll deductions and interest to the participant or (ii) retain the deduction and interest in the participant’s account in anticipation of authorization of additional shares for issuance under the Purchase Plan by the Company’s stockholders with respect to a subsequent participation period. If the Board of Directors determines that it will not seek such authorization, the Purchase Plan will automatically terminate.

No employee may participate in the Purchase Plan if, immediately after the grant of an option, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries (including stock that may be purchased under the Purchase Plan or pursuant to any outstanding options), nor will any employee be entitled to buy more than $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) under all employee stock purchase plans of the Company or any subsidiary in any calendar year.

Withdrawal. An employee may terminate his or her participation in a given participation period by giving written notice to the Company of his or her election to withdraw at any time prior to the end of the applicable participation period. All payroll deductions taken during the participation period and interest will be returned to the participant upon receipt of the withdrawal notice. Such withdrawal will automatically terminate the participant’s interest in that participation period but will not have any effect upon the participant’s eligibility to participate in subsequent participation periods.

Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death, will cancel his or her participation in the Purchase Plan immediately.

Adjustments for Changes in Capitalization. In the event any change is made in the Company’s capitalization during a participation period, such as a stock split or stock dividend on common stock, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made in the purchase price and in the number of shares subject to purchase under the Purchase Plan, as well as in the number of shares reserved for issuance under the Purchase Plan.

In the event of the proposed dissolution or liquidation of the Company, the participation periods then in progress will be shortened. A new purchase date prior to the date of the proposed dissolution or liquidation will be set, and the Purchase Plan will terminate thereafter. In the event of a merger or sale of substantially all of the assets of the Company, outstanding options under the Purchase Plan will be assumed by the successor corporation or equivalent options will be substituted, or the participation periods then in effect will be shortened and a new purchase date will be set prior to the date of the proposed sale or merger.

Nonassignability. No rights or accumulated payroll deductions or interest of an employee under the Purchase Plan may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Company as an election to withdraw from the Purchase Plan.

Amendment and Termination of Purchase Plan. The Board of Directors may at any time amend the Purchase Plan without the consent of shareholders or participants, except that any such action will be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders after such Board action if such stockholder approval is required by any laws, rules or regulations, and the Board of Directors may, at its discretion, determine to submit other changes to the Purchase Plan to shareholders for approval. In no case may any amendment materially impair the rights of a participant with respect to any shares of common stock previously purchased for the participant under the Purchase Plan without the participant’s consent or disqualify the Purchase Plan under Section 423 of the Code. The Purchase Plan will terminate 10 years from the date it is adopted by the shareholders, unless sooner terminated.

Foreign Jurisdictions. The Board of Directors may, in its sole discretion, amend or vary the terms of the Purchase Plan in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible employee is located in order to meet the goals and objective of the plan. The Board may also establish one or more sub-plans for these purposes and/or establish administrative rules and procedures to facilitate the operation of the Purchase Plan in such jurisdictions.

Federal Income Tax Consequences

The Purchase Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the Purchase Plan, disposes of such stock by gift or dies.

Upon disposition of the shares, a participant will be subject to tax, and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of the option grant and more than one year after exercise of the option, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) 15% of the fair market value of the shares at the time the option was granted will be treated as ordinary income, and any further gain or loss will be taxed as long-term capital gain or loss. If the participant disposes of the shares before the expiration of these holding periods, the participant will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares on the purchase date over the purchase price. Any further gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

The Company will be entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

The foregoing does not purport to be a complete summary of the effect of federal income taxation of Purchase Plan transactions upon participants and the Company. It also does not address the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

PROPOSAL NO. 3—APPROVAL OF AMENDMENTS TO

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

General

We are requesting that shareholders approve proposed amendments to the 2004 Long-Term Incentive Compensation Plan or LTIP. The amendments were unanimously approved by the Board of Directors on August 16, 2005. If approved by the shareholders, the proposed amendments will:

•	increase the shares that may be issued under the plan by 2,000,000, of which no more than 400,000 may be issued pursuant to awards of restricted stock, stock units or performance units, and

•	modify restrictions on awards to outside directors to permit greater flexibility in the awards, with the limitation that an outside director may not receive in any fiscal year more than 10,000 shares of restricted stock or stock units nor awards of any type for more than 20,000 shares.

As of September 13, 2005, there were available for future awards under the LTIP a total of 855,882 shares, of which 494,500 shares were authorized for awards of restricted stock, stock units and performance units. Approval of the amendments would increase the number of shares authorized for future awards by 2,000,000 shares, which represents approximately 2.6% of the shares of common stock outstanding on September 13, 2005. Of the 2,000,000 share increase, 400,000 shares would be allocated to increase the limit on shares available for awards of restricted stock, stock units and performance units.

Thus, based on the shares authorized for issuance under the plan and the shares outstanding as of September 13, 2005, if the proposed amendments are approved there would be available for future awards a total of 2,855,882 shares, representing approximately 3.8% of the outstanding shares. Of that amount no more than 894,500 shares would be authorized for awards of restricted stock, stock units and performance units under the LTIP. At September 13, 2005, there were outstanding options to purchase 12,087,733 shares under the LTIP and prior plans, having a weighted average exercise price of $26.93 per share with a weighted average term remaining of 4.6 years, and a total of 105,500 shares of restricted stock outstanding as to which the vesting restrictions had not yet lapsed. If the proposed amendments are approved, the potential dilution or “overhang”—expressed as the percentage that the pool of shares which may be issued under outstanding and future awards bears to the sum of the pool plus shares presently outstanding—would increase from 14.7% to 16.6%. We recognize that equity-based compensation programs must be judiciously managed, with consideration given to the potential dilution, and believe that the proposed increases are consistent with that philosophy.

The proposed amendments would also modify the restrictions on the types of awards that may be granted to outside directors. As originally adopted, the LTIP provided that an outside director may be granted, in any one fiscal year, non-qualified stock options or stock appreciation rights or, in lieu of any award of those types, restricted stock or stock units. Awards of both options and restricted stock in a single year, for example, were not contemplated. We believe this restriction does not permit sufficient flexibility in designing compensation arrangements needed to recruit and retain qualified directors. The proposed amendments would allow the Company to grant outside directors non-qualified stock options, stock appreciation rights, restricted stock or stock units, or any combination of the foregoing, subject to the share limits described below but without any other limitation as to the type of award.

The amendments would also modify the share limits on the number of shares that may be granted to outside directors in a fiscal year. As originally adopted, the LTIP provided that an outside director may be granted, in any fiscal year, an award of non-qualified stock options or stock appreciation rights for no more than 16,000 shares or, in lieu of any award of those types, an award of no more than 5,000 shares of restricted stock or stock units. We are proposing to modify these limits by providing an annual overall limit of 20,000 shares for each outside director, regardless of the type of award, of which no more than 10,000 shares could be awarded as restricted stock or stock units. The proposed limits would give the Company needed flexibility to increase the equity compensation of its outside directors and thereby enhance the Company’s ability to attract and retain qualified directors. These limits would be maximum amounts only. The actual awards must be recommended by the Compensation Committee and approved by the Board of Directors. Thus, for example, the Board of Directors, acting on the recommendation of the Compensation Committee, approved granting each outside director on September 1, 2005 a restricted stock award of 5,000 shares and a non-qualified stock option for 5,000 shares. The options awarded to outside directors on September 1, 2005 are subject to shareholder approval of the proposed amendments; if the amendments are not approved, these options will terminate.

The LTIP provides that the exercise price of stock options and stock appreciation rights awarded under the plan cannot be less than the fair market value of the common stock on the grant date. Subject to exceptions for death, disability, retirement and certain other events, the LTIP requires a minimum vesting or restriction period of at least three years for awards of restricted stock or stock units, except that awards with restrictions based on achievement of performance goals or to non-employee directors must have a restriction period of at least one year. The LTIP also prohibits repricing of stock options and stock appreciation rights, including granting an award in replacement of a canceled award with a lower exercise price. In addition, the LTIP requires shareholder approval of any material amendments to the plan independently of whether such approval is required under applicable law or listing standards applicable to the Company.

We believe the LTIP, as proposed to be amended, is essential to the Company’s future success and encourage all shareholders to vote in favor of its approval. Assuming the presence of a quorum, approval of these amendments to the LTIP requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and non-votes will have no effect on the vote to approve this proposal.

The Board of Directors recommends

shareholders vote FOR Proposal No. 3.

Description of LTIP

The following is a description of the LTIP as proposed to be amended. This description of the LTIP in this proxy statement is merely a summary of material features of the LTIP and is qualified in its entirety by the full text of the plan, as amended, a copy of which is included in Appendix B to this proxy statement.

Nature and Purpose. The LTIP provides for grants to eligible participants in the form of non-qualified stock options, incentive stock options, SARs, restricted stock, stock units and performance units. The objectives of the plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

The LTIP is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The LTIP is not a qualified plan under Section 401 of the Code.

Eligible Participants. Only employees of the Company and its subsidiaries, and non-employee directors of the Company, are eligible to receive awards under the LTIP. As of September 22, 2005, there were approximately 1,321 employees, including part-time and temporary employees, and four non-employee directors who would be eligible to participate in the LTIP. The Company in the past generally has not made stock-based awards to part-time or temporary employees and does not currently have plans to do so in the future. Beginning in fiscal 2006, the Company is also generally limiting awards to salaried (exempt) employees and to non-employee directors.

Administration. The LTIP will be administered by a committee (the “Committee”) consisting of two or more non-employee directors appointed by the Board of Directors. The Committee has the exclusive right to interpret, construe and administer the LTIP, to select the persons eligible to receive awards and to act in all matters pertaining to the granting of awards and the contents of agreements evidencing awards, except that awards to non-employee directors must also be approved by the Board of Directors. The Committee’s decisions are conclusive, final and binding upon all parties.

Unless the Board of Directors directs otherwise, the Compensation Committee of the Board shall serve as the Committee. The charter adopted by the Board for the Compensation Committee provides that all members of the Compensation Committee must be (i) independent directors who meet the independence requirements of Nasdaq’s Marketplace Rules, (ii) “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) “outside directors” as defined by Section 162(m) of the Code. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under the plan. To the extent permitted by law and the Company’s Bylaws, and subject to the applicable rules of any securities exchange or quotation or trading system on which the Company’s shares are traded, the Committee may delegate authority under the plan to one or more Committee members or executive officers of the Company, except that the Committee may not delegate such authority with respect to awards to directors or executive officers. The Committee may also delegate authority for certain administrative functions under the LTIP to an officer or officers of the Company.

Securities to be Offered. The Company would be authorized to issue shares of the Company’s common stock, with a par value $0.00125 per share (the “Shares”), pursuant to awards under the LTIP. Shares subject to awards under the plan will be made available from the authorized and unissued Shares of the Company’s common stock. The last sale price of the common stock on September 22, 2005 was $23.86 per share, as reported by The Nasdaq Stock Market.

As of September 13, 2005, the aggregate number of shares that currently may be issued pursuant to future awards under the LTIP is 885,882, of which 494,500 may be issued pursuant to awards of restricted stock, stock units or performance units. The amendments proposed by Proposal No. 3 would increase the aggregate number of shares that may be issued pursuant to awards under the LTIP by 2,000,000 shares, of which 400,000 shares would be allocated to increase the limit on the number of Shares that may be issued pursuant to awards of restricted stock, stock units or performance units under the LTIP. If for any reason any Shares awarded or subject to purchase under the LTIP are not delivered or purchased, or are reacquired by the Company, such Shares will again be available for issuance pursuant to an award under the LTIP. The determination of the number of Shares that may again become available for issuance with respect to grants of incentive stock options will be made in accordance with the requirements of applicable regulations under the Code.

The Committee will determine the individuals to whom awards will be granted, the number of Shares subject to an award and the other terms and conditions of an award. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, (i) the aggregate number of Shares subject to options or SARs granted in any one fiscal year to any one participant shall not exceed 300,000; (ii) the aggregate number of Shares subject to restricted stock or stock unit awards granted in any one fiscal year to any one participant shall not exceed 100,000; and (iii) the aggregate value of performance unit awards (valued as of the grant date) that may be granted in any one fiscal year to any one participant shall not exceed the fair market value of 100,000 Shares.

The Committee will make equitable adjustments upon the occurrence of certain events that result in changes in the outstanding shares of the Company’s common stock or that result in exchanges of shares of common stock for a different number or class of common stock or other securities of the Company or another corporation. These events include changes in corporate capitalization, such as a stock split, reverse stock split or stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure or any distribution to shareholders (other than a cash dividend). Under such circumstances, adjustments may be made by the Committee in the number of Shares that may be awarded under the LTIP, the limitations on the aggregate number of Shares that may be awarded to any one participant, the number and class of Shares that may be subject to an award and which have not been issued or transferred under an outstanding award, the exercise price under outstanding options and the number of Shares to be transferred in settlement of outstanding SARs and the terms, conditions or restrictions of any award and award agreement, including the price payable for the acquisition of Shares.

Amendments. The Committee or the Board of Directors may at any time terminate or from time to time amend the LTIP but no such action may adversely affect any rights or obligations with respect to any awards previously granted under the plan unless the affected participants consent in writing. However, neither the Committee nor the Board may, without approval of the shareholders, amend the LTIP to materially (i) increase benefits accruing to participants, (ii) increase the number of Shares which may be issued under the plan or (iii) modify the requirements for participation in the plan. The Company must also obtain the approval of the shareholders before amending the plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which Shares are traded or other applicable law.

The Committee may amend outstanding awards in a manner not inconsistent with the terms of the plan; provided, however, that: (i) if the amendment is adverse to the participant, as determined by the Committee, the amendment will not be effective unless and until the participant consents, except as otherwise permitted by the plan or the award agreement; and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding option or SAR, nor award any option or SAR in replacement of a canceled option or SAR with a higher exercise price, except for adjustments in connection with changes in corporate capitalization and other events as described above, unless such an amendment is approved by the shareholders.

Stock Options. The number of Shares subject to a stock option, the type of stock option (i.e., incentive stock option or non-qualified stock option), the exercise price of the option and the period of exercise will be determined by the Committee and set forth in an award agreement. The exercise price may not be less than the fair market value of a Share on the date of grant. No option granted under the LTIP shall be exercisable after the seventh anniversary of the date of grant.

Options granted under the LTIP shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the award agreement. Unless otherwise authorized by the Committee, no Shares shall be delivered, whether in certificated or uncertificated form, until the full exercise price has been paid. The option price upon exercise shall be payable to the Company either (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered Shares must have been held by the participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the plan’s purpose and applicable law.

SARs. SARs granted under the LTIP would entitle the participant to receive an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a Share on the day the SAR is exercised over the specified purchase price. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment.

Restricted Stock and Stock Units. A restricted stock award under the LTIP is an award of Shares issued to a participant with such restrictions as the Committee may impose, including restrictions on the right to retain the Shares, to sell, transfer, pledge or assign the Shares, to vote the Shares and/or to receive any cash dividends with respect to the Shares. A stock unit award under the LTIP is an award, valued by reference to a Share, in which the Company promises to pay the value of the award to the participant by delivery of such property as the Committee shall determine, including cash or Shares or any combination thereof, and that has such restrictions as the Committee may impose, including restrictions on the right to retain the awards, to sell, transfer, pledge or assign the award, and/or to receive any cash dividend equivalents with respect to the award.

The restrictions on restricted stock and stock unit awards may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, subject to certain minimum restriction periods described below. Restricted stock and stock unit awards may be made either alone, in addition to or in tandem with other types of awards permitted under the LTIP and may be current grants of restricted stock or stock units or deferred grants, except that a non-employee director may not be granted restricted stock or stock units in any fiscal year in which the director is granted an option or SAR. If Proposal No. 3 is approved, this exception will no longer apply.

The terms of restricted stock and stock unit awards, including the purchase price, if any, to be paid for the restricted stock or stock unit, any restrictions applicable to the restricted stock or stock unit such as continued service or achievement of performance goals, the length of the restriction period and whether any circumstances will shorten or terminate the restriction period, and rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock, or to receive dividend equivalents in the case of stock units that accrue dividend equivalents, will be determined by the Committee and set forth in the agreement relating to such award. All grants of restricted stock or stock units shall have a restriction period of at least three (3) years, except that (i) the restriction period for any award may be shortened pursuant to the award agreement in connection with death, disability or retirement of the participant or certain corporate transactions to which the Company is a party (such as a merger in which the successor does not assume or provide replacements for the award); (ii) awards with restrictions based upon achievement of performance goals shall have a restriction period of at least one (1) year; and (iii) awards to non-employee directors shall have a restriction period of at least one (1) year.

Unless otherwise set forth in an agreement relating to a restricted stock award, a participant awarded Shares as restricted stock shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive dividends, provided however that the Committee may require that any dividends on such Shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Company for the account of the participant. A participant to whom stock units are awarded has no rights as a shareholder with respect to the Shares represented by the stock units unless and until Shares are actually delivered to the participant in settlement of the award. However, the Committee may specify in the award agreement that stock units have dividend equivalent rights.

Performance Units. Performance units are awards granted in terms of a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee) in which the Company promises to pay the value of the award by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish. Such awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such awards shall be set forth in the award agreement. Except as otherwise provided in the award agreement, a participant shall be entitled to receive any dividends declared with respect to earned grants of performance units that are being settled in Shares and that have not yet been distributed to the participant (such dividends may be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to stock units under the LTIP). In addition, unless otherwise provided in the award agreement, a participant shall be entitled to exercise full voting rights with respect to such Shares.

Performance Measures. For awards under the LTIP that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure or measures to be used for purposes of such awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost and/or unit cost. The Committee can establish other performance measures for awards granted to participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

Awards to Outside Directors. Currently, a non-employee director may be granted awards (i) in the form of non-qualified stock options, SARs or a combination thereof or (ii) in lieu of any award of non-qualified stock options or SARs in any fiscal year, in the form of restricted stock or stock units or a combination thereof. Additionally, the aggregate number of Shares subject to non-qualified stock options or SARs granted under the plan in any one fiscal year to any non-employee director may not exceed 16,000, and the aggregate number of Shares subject to restricted stock or stock units granted under the plan in any one fiscal year to any non-employee director may not exceed 5,000. The plan as proposed to be amended by Proposal No. 3 would permit each non-employee director to receive awards of non-qualified stock options, SARs, restricted stock, stock units or a combination thereof in any fiscal year for up to a total of 20,000 shares, of which no more than 10,000 shares may be awarded as restricted stock or stock units. The number of Shares subject to such awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such awards shall be recommended from time to time by the Committee and approved by the Board of Directors and shall be subject to the terms of the LTIP applicable to awards in general.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of awards made under the LTIP.

Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize income taxable as ordinary income upon exercise of a non-qualified stock option equal to the excess of the fair market value of the Shares purchased over the sum of the exercise price and the amount, if any, paid for the option on an after-tax basis, and the Company will be entitled to a corresponding deduction. A participant who is an employee of the Company or a consolidated subsidiary (which are collectively referred to as the “Company” in this section entitled “Federal Income Tax Consequences”) will be subject to income tax withholding on the ordinary income recognized upon exercise of a non-qualified stock option. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within three months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If Shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such Shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such Shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such Shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

SARs. A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any Shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such restricted stock award is granted. If such election is made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time of grant in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. If such election is not made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions will be deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to Shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

Stock Units. A participant will not recognize taxable income upon the grant of a stock unit and the Company will not be entitled to a tax deduction at that time. When the participant receives Shares pursuant to a stock unit that is settled in Shares, the federal income tax laws applicable to restricted stock awards, described above, will apply if the Shares are restricted at that time. If the shares are unrestricted at that time, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. The amount of ordinary income recognized by the participant is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies.

Performance Units. A participant will not recognize taxable income upon the grant of a performance unit and the Company will not be entitled to a tax deduction at that time. Upon the settlement of a performance unit, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the cash paid and the fair market value of the Shares or other property delivered to the participant, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies and except in the case of performance units settled in Shares of restricted stock (in which case the federal income tax laws applicable to restricted stock described above will apply).

Compliance with Section 162(m). Section 162(m) of the Code denies an income tax deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer or any of the four most highly compensated executive officers other than the chief executive officer. Compensation realized with respect to stock options awarded under the LTIP, including upon exercise of a non-qualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, and compensation realized with respect to SARs awarded under the LTIP, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the LTIP be approved by the Company’s current shareholders. In addition, other types of awards under the LTIP may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m).

Plan Awards

The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the LTIP and (ii) the number of restricted shares of common stock awarded under the LTIP, in each case since the plan’s inception on November 4, 2004 through September 23, 2005. Any future awards granted to eligible participants under the LTIP are subject to the discretion of the Committee and therefore are not determinable at this time. To date no incentive stock options have been granted under the LTIP and none are presently contemplated. The table does not include any grants made under any of the Company’s other compensation plans.

	No. of Shares Underlying Options Granted		Restricted Shares Granted
Charles M. Swoboda Chairman, Chief Executive Officer and President	6,000		30,000
John W. Palmour, Ph.D. Executive Vice President, Advanced Devices	10,000		6,000
Robert C. Glass, Ph.D. Executive Vice President, Materials and Optoelectronics	10,000		6,000
Cynthia B. Merrell Chief Financial Officer and Treasurer	0		0

All current executive officers as a group	26,000		42,000
F. Neal Hunter Former Chairman (1)	0		0
Dolph W. von Arx	5,000	(2)	5,000
James E. Dykes	5,000	(2)	5,000
Robert J. Potter, Ph.D.	5,000	(2)	5,000
Harvey A. Wagner	5,000	(2)	5,000

Non-employee directors as a group	20,000	(2)	20,000
All employees, including all current officers who are not executive officers, as a group	420,950		0
Associates of any directors or executive officers	0		0
Other persons who received or are to receive 5% of options or restricted stock	0		0

(1)	Mr. Hunter resigned all director and officer positions, effective April 25, 2005.

(2)	Options were granted by the Company’s Board of Directors, subject to approval of the LTIP amendments by the shareholders under this Proposal No. 3.

Other Equity Compensation Plans

The following table provides information, as of June 26, 2005, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	9,593,025	(2)	$26.97	1,712,464	(3)
Equity compensation plans not approved by security holders	1,932,383	(4)	$19.59	—
Total	11,525,408		$25.74	1,712,464

(1)	Refers to shares of the Company’s common stock.

(2)	Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: Equity Compensation Plan— 9,133,475 shares; Stock Option Plan for Non-Employee Directors (“Director Plan”)—48,000 shares and LTIP—411,550 shares.

(3)	Includes shares remaining for future issuance under the following plans in the amounts indicated: the LTIP—1,616,724 shares; and 1999 Employee Stock Purchase Plan—95,740 shares.

(4)	Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: 2001 Nonqualified Stock Option Plan (“Nonqualified Plan”)—1,692,973 shares; Fiscal 2002 Stock Option Bonus Plan (“Fiscal 2002 Bonus Plan”)—26,920 shares; Fiscal 2001 Stock Option Bonus Plan (“Fiscal 2001 Bonus Plan”)—163,439 shares; and Nitres, Inc. 1999 Stock Option/Stock Issuance Plan (“Nitres Plan”)—49,051 shares. The Company assumed the options outstanding under the Nitres Plan, which have a weighted average exercise price of $0.005 per share, in connection with the Company’s acquisition of Nitres, Inc. in May 2000.

Other than the 1999 Employee Stock Purchase Plan, the only compensation plans or arrangements under which the Company is authorized to issue equity securities are the following (collectively, the “Option Plans”): (1) the LTIP; (2) the Equity Compensation Plan; (3) the Nonqualified Plan; (4) the Fiscal 2002 Bonus Plan; (5) the Fiscal 2001 Bonus Plan; (6) the Director Plan; and (7) options assumed under the Nitres Plan in connection with the Company’s acquisition of Nitres, Inc. in May 2000. The only Option Plan under which the Company remains authorized to make future awards is the LTIP.

The 1999 Employee Stock Purchase Plan and all of the Option Plans have been previously approved by the shareholders with the exception of the Nonqualified Plan, the two Bonus Plans and the options assumed under the Nitres Plan. The Equity Compensation Plan was originally adopted by the Board of Directors in 1989 and approved by the shareholders in 1995. As permitted by its terms, the Equity Compensation Plan was amended by the Board of Directors in 1999 and 2000, without a shareholder vote, to authorize an additional 859,800 shares for nonqualified stock option grants to newly hired employees where the grants were deemed essential to induce such individuals to accept employment with the Company. A further amendment of the Equity Compensation Plan, increasing the shares authorized for issuance under the plan since its adoption to a total of 19,819,800 shares (including the 859,800 shares previously authorized by the Board of Directors), was approved by the shareholders in October 2000.

The following description of the Company’s Option Plans is merely a summary of some of their respective terms and provisions, is not intended to be a complete description and is qualified in its entirety by reference to the full text of the applicable plan.

Option Plans—General. The Option Plans are administered under the direction of the Compensation Committee of the Board of Directors, which consists entirely of non-employee directors. The Committee has broad discretion to determine the terms and conditions of options granted under the Option Plans and must approve, among other things, recommendations regarding grants and grant guidelines with respect to (1) the individuals to whom option grants are to be made, (2) the time or times at which options are granted, (3) the number of shares subject to each option, (4) the vesting terms of each option and (5) the term of each option. The Option Plans prohibit the grant of options with an exercise price less than the fair market value of the Company’s common stock on the date of grant.

Each of the Option Plans provides that the option price, as well as the number of shares subject to options granted or to be granted under the plan, shall be appropriately adjusted in the event of any stock split, stock dividend, reclassification or other specified events involving a change in the Company’s capitalization. The terms of the Option Plans generally permit the Board of Directors to amend or terminate the plans, provided that no modification or termination may adversely affect prior awards without the participant’s approval and subject, in the case of the LTIP and Equity Compensation Plan, to obtaining shareholder approval to the extent required for incentive stock option grants under Section 422 of the Code. Each of the Option Plans gives the Compensation Committee of the Board of Directors the authority once an option has been granted to extend the period of time that an option may be exercised after termination of employment.

LTIP. The LTIP was adopted by the Board of Directors and approved by the shareholders in November 2004 to replace the Equity Compensation Plan. The LTIP provides for grants to participants in the form of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and performance units. Incentive stock options are awards intended to qualify for certain favorable tax treatment under Section 422 of the Code. To date no incentive stock options have been granted under the LTIP and none are presently contemplated. Only the Company’s employees, employees of its subsidiaries and non-employee directors are eligible to receive awards under the LTIP. As of June 26, 2005, there were outstanding nonqualified stock options to purchase 411,550 shares under the plan. During fiscal 2005, options to purchase a total of 420,950 shares were granted under the LTIP at an average exercise price of $31.61 per share.

Equity Compensation Plan. The Equity Compensation Plan provided for grants to participants in the form of incentive stock options and nonqualified stock options. The Equity Compensation Plan was terminated as to future grants in November 2004. As of June 26, 2005, there were outstanding nonqualified stock options to purchase 9,133,475 shares under the plan. No incentive stock options were granted under the Equity Compensation Plan. During fiscal 2005, options to purchase a total of 1,519,862 shares were granted under the Equity Compensation Plan at an average exercise price of $30.84 per share.

Director Plan. The Director Plan was adopted by the Board of Directors and approved by the shareholders in 1995. The Director Plan provided for fixed annual grants to the Company’s non-employee directors of nonqualified stock options to purchase shares of its common stock. The Director Plan was terminated as to future grants in 1997. As of June 26, 2005, there were options to purchase 48,000 shares outstanding under the Director Plan.

Nonqualified Plan. The Nonqualified Plan was adopted by the Board of Directors in April 2001. The Nonqualified Plan provided for grants to eligible participants of nonqualified stock options to purchase shares of the Company’s common stock. None of the Company’s directors or officers was eligible to receive awards under the Nonqualified Plan. The Nonqualified Plan terminated as to additional grants in January 2003. As of June 26, 2005, there were options to purchase 1,692,973 shares outstanding under the Nonqualified Plan.

Fiscal 2001 and Fiscal 2002 Bonus Plans. The Board of Directors adopted the Fiscal 2001 Bonus Plan in October 1999 in order to provide for grants of nonqualified stock options to the Company’s eligible employees (including employees of its controlled subsidiaries) for each quarter of fiscal 2001 if the Company achieved pre-established financial targets for the quarter. None of the Company’s directors or officers was eligible to receive awards under the plan, and employees participating in its cash incentive compensation programs did not participate in the plan. Participants in the Fiscal 2001 Bonus Plan received stock option grants for all four quarters of fiscal 2001 representing rights to purchase a total of 372,400 shares at an average exercise price of $27.85 per share. The Fiscal 2001 Bonus Plan terminated as to additional grants in September 2001. As of June 26, 2005, there were options to purchase 163,439 shares outstanding under the Fiscal 2001 Bonus Plan.

The Fiscal 2002 Bonus Plan was adopted by the Board of Directors in July 2001 with substantially the same terms as the Fiscal 2001 Bonus Plan. Under the Fiscal 2002 Bonus Plan, participants received only the first of the four potential option grants for fiscal 2002, with the options awarded representing rights to purchase a total of 84,306 shares at an average exercise price of $18.75 per share. The Fiscal 2002 Bonus Plan terminated as to additional grants in September 2002. As of June 26, 2005, there were options to purchase 26,920 shares outstanding under the Fiscal 2002 Bonus Plan.

Nitres Plan. In connection with the acquisition of Nitres, Inc. in May 2000, pursuant to which Nitres became the Company’s wholly-owned subsidiary and changed its name to Cree Lighting Company, the Company assumed certain outstanding stock options granted under the Nitres Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the Nitres Plan. As of June 26, 2005, there were 49,051 nonqualified stock options outstanding under the Nitres Plan.

OWNERSHIP OF SECURITIES

Principal Shareholders and Share Ownership by Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 13, 2005 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each person named in the Summary Compensation Table on page 24, (iii) each person serving as a director or nominated for election as a director, and (iv) all current executive officers and directors as a group. Unless otherwise noted, each of the persons listed below is believed to hold sole voting and sole investment power with respect to the shares indicated.

Name and Address (1)	Common Stock Beneficially Owned (2)	Percentage of Outstanding Shares
FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	8,781,150	11.6%
Citigroup Inc. (4) 399 Park Avenue New York, New York 10043	7,596,610	10.0%
John W. Palmour, Ph.D.	1,265,683	1.7%
Charles M. Swoboda	960,145	1.3%
Dolph W. von Arx	930,926	1.2%
F. Neal Hunter (5)	339,525	0.4%
Cynthia B. Merrell	267,499	0.4%
James E. Dykes	225,000	0.3%
Robert C. Glass, Ph.D.	199,194	0.3%
Robert J. Potter, Ph.D.	116,000	0.2%
Harvey A. Wagner	33,000	*
All current directors and executive officers as a group (8 persons)	3,997,447	5.3%

*	Less than 0.1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

(2)	Includes the following share amounts with respect to which the named person had the right to acquire beneficial ownership within sixty days after September 13, 2005: Dr. Palmour, 507,000; Mr. Swoboda, 865,000; Mr. von Arx, 158,000; Mr. Hunter, 310,000; Ms. Merrell, 259,200; Mr. Dykes, 140,000; Dr. Glass, 185,000; Dr. Potter, 104,000; Mr. Wagner, 28,000; and all current directors and executive officers as a group, 2,246,200. Also includes the following share amounts held by the named person pursuant to restricted stock awards which had not vested as of September 13, 2005: Dr. Palmour, 6,000; Mr. Swoboda, 30,000; Mr. von Arx, 5,000; Mr. Dykes, 5,000; Dr. Glass, 6,000; Dr. Potter, 5,000; Mr. Wagner, 5,000; and all current directors and executive officers as a group, 62,000. The share amount reported for Dr. Palmour includes 40,000 shares owned by his spouse and with respect to which he may be deemed to possess shared voting and investment power; Dr. Palmour disclaims beneficial ownership of these shares. The share amount reported for Mr. von Arx includes 202,592 shares held in a revocable living trust, 474,834 shares held in a grantor retained annuity trust and 58,500 shares held in an individual retirement account over which Mr. von Arx has sole investment control. The share amount reported for Mr. von Arx also includes 10,000 shares owned by a charitable foundation of which he is a director and with respect to which he may be deemed to possess shared voting and investment power and 22,000 shares owned by charitable remainder unitrusts of which Mr. von Arx has no investment control. Mr. von Arx disclaims beneficial ownership of the 10,000 shares held by the charitable foundation and the 22,000 shares held by the charitable remainder unitrusts.

(3)	As reported by FMR Corp. in its report on Schedule 13F filed with the Securities and Exchange Commission for the quarter ended June 30, 2005, which states that FMR Corp. has defined investment discretion with respect to all of such shares, sole voting authority with respect to 551,300 shares and no voting authority with respect to 8,229,850 shares.

(4)	As reported by Citigroup Inc. in its report on Schedule 13F filed with the Securities and Exchange Commission for the quarter ended June 30, 2005, which states that Citigroup Inc. has defined investment discretion with respect to all of such shares, sole voting authority with respect to 2,362,821 shares and no voting authority with respect to 5,233,789 shares. The report also disclosed a call option held by Citigroup Inc. with respect to 4,200 shares, with defined investment discretion with respect to the call option, the terms of which were not disclosed.

(5)	As reported by Mr. Hunter in his report on Form 4 filed with the Securities and Exchange Commission on June 16, 2005, other than with respect to options granted by the Company.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table summarizes the annual and long-term compensation, for the fiscal years indicated, of the Company’s chief executive officer, all other persons who served as executive officers at the end of fiscal 2005 and the Company’s former Chairman.

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($) (1)
Charles M. Swoboda Chairman, Chief Executive Officer and President	2005 2004 2003	$490,378 440,391 384,618	$322,350 225,000 200,000	50,000 50,000 50,000	$336 336 336
John W. Palmour, Ph.D. Executive Vice President, Advanced Devices	2005 2004 2003	$197,108 182,112 169,230	$38,682 50,100 45,350	30,000 35,000 35,000	$336 333 325
Robert C. Glass, Ph.D. Executive Vice President, Materials and Optoelectronics (2)	2005	$238,071	$46,418	30,000	$524
Cynthia B. Merrell Chief Financial Officer and Treasurer	2005 2004 2003	$270,005 266,156 236,921	$74,601 91,300 87,000	30,000 35,000 35,000	$336 336 333
F. Neal Hunter Former Chairman (3)	2005 2004 2003	$212,304 249,999 229,997	$115,125 0 0	40,000 24,000 24,000	$336 304 318

(1)	Represents group term life insurance premiums paid by the Company. The amount listed for Dr. Glass also includes a payment of $187.50 representing a patent award payment in connection with the Company’s intellectual property reward program.

(2)	Dr. Glass was appointed to the position of Executive Vice President effective May 26, 2005. The table does not include information about any compensation paid to Dr. Glass for any fiscal years in which he did not serve as an executive officer.

(3)	Mr. Hunter resigned from his position as Chairman of the Company’s Board of Directors on April 25, 2005.

Stock Option Grants

The following table provides information about stock options granted to the named executive officers during fiscal 2005.

Option Grants in Last Fiscal Year

	No. of Securities Underlying Options Granted	% Total Options Granted to Employees in Fiscal Year		Exercise Price ($/sh)	Expiration Date (1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name						5%	10%
Charles M. Swoboda (2)	50,000	2.7%		$31.24	10/01/11	$635,891	$1,481,896
John W. Palmour (3)	30,000	1.6%		31.24	10/01/11	381,535	889,138
Robert C. Glass (4)	30,000	1.6%		31.24	10/01/11	381,535	889,138
Cynthia B. Merrell (5)	30,000	1.6%		31.24	10/01/11	381,535	889,138
F. Neal Hunter (6)	24,000 16,000	1.3 0.9	% %	31.24 33.95	10/01/11 11/03/11	305,228 221,137	711,310 515,343

(1)	The options listed were granted under the Company’s Equity Compensation Plan. Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or disability. The option may be exercised to purchase vested shares only. Upon termination of employment, the option is forfeited with respect to any shares not then vested, except in cases of death or disability. In the event of a change in control, as defined in the Equity Compensation Plan, the option becomes fully vested and exercisable unless it is assumed by the surviving entity.

(2)	Effective April 15, 2005, the Compensation Committee approved accelerating the vesting of this option subject to restrictions prohibiting sale or other transfer of the shares until the earlier of the original vesting date or Mr. Swoboda’s termination of service. The option originally was to vest in two installments, with 25,000 shares vesting in October 2005 and 25,000 additional shares vesting in October 2006.

(3)	Effective April 15, 2005, the Compensation Committee approved accelerating the vesting of this option subject to restrictions prohibiting sale or other transfer of the shares until the earlier of the original vesting date or Dr. Palmour’s termination of service. The option originally was to vest in three annual installments, with 10,000 shares vesting in October 2005, 10,000 additional shares vesting in October 2006 and 10,000 additional shares vesting in October 2007.

(4)	Effective April 15, 2005, the Compensation Committee approved accelerating the vesting of this option subject to restrictions prohibiting sale or other transfer of the shares until the earlier of the original vesting date or Dr. Glass’s termination of service. The option originally was to vest in three annual installments, with 10,000 shares vesting in October 2005, 10,000 additional shares vesting in October 2006 and 10,000 additional shares vesting in October 2007.

(5)	Effective April 15, 2005, the Compensation Committee approved accelerating the vesting of this option subject to restrictions prohibiting sale or other transfer of the shares until the earlier of the original vesting date or Ms. Merrell’s termination of service. Pursuant to her letter agreement dated August 10, 2005, Ms. Merrell’s options are no longer subject to such restrictions.

(6)	Effective April 15, 2005, the Compensation Committee approved accelerating the vesting of these options subject to restrictions prohibiting sale or other transfer of the shares until the earlier of the original vesting date or Mr. Hunter’s termination of service. The options originally were to vest in their entirety in October and November 2005. Pursuant to his letter agreement dated April 30, 2005, the Company will recognize Mr. Hunter’s service as director emeritus as employment with the Company for purposes of the expiration provisions of his stock options.

Stock Option Exercises

The following table provides information about stock options exercised by the named executive officers during fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at FY-End ($) Exercisable/Unexercisable (2)
Charles M. Swoboda	150,000	$3,705,736	855,000 / 25,000	$2,099,550 / $167,250
John W. Palmour	80,000	$1,820,228	492,000 / 30,000	$2,773,115 / $274,400
Robert C. Glass	65,000	$1,442,846	175,000 / 15,000	$906,250 / $137,200
Cynthia B. Merrell	305,000	$7,192,160	239,200 / 30,000	$599,398 / $274,400
F. Neal Hunter	148,000	$2,109,675	310,000 / 0	$0 / $ 0

(1)	Represents the market value of shares acquired at the date of exercise less the exercise price paid to the Company, without adjustment for income and other taxes payable upon exercise.

(2)	Represents the value of the shares issuable upon exercise, calculated using the value at the fiscal year end, less the exercise price. The fiscal year end value was $26.57 per share based on the last sale price on June 24, 2005 as reported by The Nasdaq Stock Market.

Employment Agreements

The Company has entered into an employment agreement with Mr. Swoboda and a letter agreement with Ms. Merrell in connection with her resignation and continuation as an at-will employee beyond the date of her resignation, as described below.

Agreement with Mr. Swoboda. On October 13, 2004, the Company and Charles M. Swoboda entered into an employment agreement pursuant to which Mr. Swoboda will continue to serve as the Company’s President and Chief Executive Officer as an at-will employee. In addition, the agreement requires Mr. Swoboda to be nominated each year to serve as a member of the Company’s Board of Directors.

The agreement has an initial term of three years, with automatic one-year renewals commencing on the third anniversary, unless one party provides the other with at least 120 days’ prior written notice that the term shall not be extended. Under the agreement, Mr. Swoboda’s annual base salary is $500,000, which will be reviewed annually by the Compensation Committee of the Company’s Board of Directors. Mr. Swoboda will be eligible to receive a bonus upon the achievement of certain performance goals set by the Compensation Committee, and his target bonus for each calendar year will be at least 70% of his base salary.

The agreement also provides that Mr. Swoboda is entitled to participate in certain benefit plans of the Company as well as to be reimbursed for certain travel, entertainment and other expenses in connection with his services for the Company.

Although Mr. Swoboda is an at-will employee, meaning that he can be terminated at any time with or without cause upon written notice by the Company, he is entitled to severance benefits depending on the circumstances of the termination. In the event the Company terminates Mr. Swoboda for any reason, he will be entitled to any (i) unpaid base salary accrued up to the effective date of termination, (ii) unpaid, but earned and accrued annual incentive for any completed fiscal year as of the termination, (iii) pay for accrued but unused vacation that the Company is legally obligated to pay, (iv) benefits or compensation as provided under the terms of any applicable employee benefit and compensation agreements or plans, (v) unreimbursed business expenses required to be reimbursed and (vi) rights to indemnification under the Company’s Articles of Incorporation, Bylaws, the agreement or separate indemnification agreement, as applicable.

If Mr. Swoboda’s employment is terminated by the Company without cause or by Mr. Swoboda for good reason, and the termination is not in connection with a change of control, then Mr. Swoboda will receive (i) continued payment of his base salary until the later of (a) the date 24 months following the termination of Mr. Swoboda’s employment or (b) the date that the term of the agreement otherwise expires (the “Continuance Period”), (ii) a lump-sum payment, paid at the time fiscal year bonuses are paid to other Company executive officers, equal to twice the average of Mr. Swoboda’s earned annual incentives for the two fiscal years immediately preceding the fiscal year in which the termination occurs, (iii) reimbursement for premiums paid to continue medical benefits for Mr. Swoboda and his eligible dependents under the Company’s benefit plans for 12 months and (iv) accelerated vesting with respect to 50% of his then outstanding, unvested equity awards that (y) were granted prior to the effective date of the agreement and are “underwater” as of the same date, or (z) are granted on or after the effective date of the agreement.

If Mr. Swoboda’s employment is terminated by the Company without cause or by Mr. Swoboda for good reason, and the termination is in connection with a change of control, then he will receive (i) continued payment of his base salary for the Continuance Period, (ii) a lump-sum payment of an amount equal to his current target annual incentive, pro-rated to the date of termination, paid within 30 days of termination, (iii) a lump-sum payment, paid at the time fiscal year bonuses are paid to other Company executive officers, equal to twice the average of Mr. Swoboda’s earned annual incentives for the two fiscal years immediately preceding the fiscal year in which the termination occurs, (iv) reimbursement for premiums paid to continue medical benefits for Mr. Swoboda and his eligible dependents under the Company’s benefit plans for 24 months and (v) full accelerated vesting with respect to Mr. Swoboda’s then outstanding, unvested equity awards. In addition, Mr. Swoboda also will receive a gross-up payment equal to the amount of any excise tax incurred as a result of any payments made by the Company, together with any income, employment and excise taxes related to such gross-up payment, as well as any related interest and penalties, that would not have been imposed absent such payments in an amount sufficient to restore him to the same after-tax position he would have been in if the excise tax had not been imposed.

In the event of a dispute relating to any provision of the agreement, the Company will reimburse Mr. Swoboda for the fees and expenses he incurs in connection with the dispute on a quarterly basis. In the event Mr. Swoboda does not prevail on at least one material issue or if an arbitrator determines that Mr. Swoboda’s legal positions were frivolous or without legal foundation, (i) Mr. Swoboda will repay the Company amounts previously reimbursed and (ii) Mr. Swoboda will reimburse the Company for its fees and expenses.

The agreement also provides that Mr. Swoboda will execute the Company’s standard form of employee agreement regarding confidential information, intellectual property and noncompetition. This employee agreement contains standard provisions regarding the treatment and disclosure of confidential information, intellectual property assignment and rights and restrictions on competition. Under the non-competition provisions of the employee agreement and subject to certain limited exceptions, an employee is restricted while employed by the Company and for a period of time following the termination of his or her employment from (i) performing services for any competing business, (ii) holding office as an officer or director or like position in any competing business or being the beneficial owner of an equity interest in any competing business, (iii) requesting any present or future customers or suppliers of the Company to curtail or cancel business with the Company or (iv) inducing or attempting to induce any employee of the Company to terminate his or her employment with the Company. Competing business includes any entity which is engaged in the development, manufacture, marketing, distribution or sale of, or research related to (i) silicon carbide or Group III nitride materials for electronic applications, or for any other applications for which the Company is selling such materials at the time of the employee’s termination, (ii) devices fabricated on or from such materials or (iii) packaging for or packaged light emitting diodes. Under the agreement, Mr. Swoboda has agreed to be subject to these noncompetition provisions for the later of the date 12 months following termination of his employment or the expiration of the Continuance Period.

Agreement with Ms. Merrell. On August 10, 2005, the Company and Cynthia B. Merrell entered into a letter agreement in connection with Ms. Merrell’s resignation under which she will continue as the Company’s Chief

Financial Officer and Treasurer until the date (the “Resignation Effective Date”) that is the earlier of (a) the date a successor CFO, including any acting or interim CFO, becomes CFO by appointment of the Company’s Board of Directors or (b) February 10, 2006, unless her employment is terminated earlier by Ms. Merrell or the Company. Until the Resignation Effective Date, she will be compensated at her current base salary and be eligible to participate in all Company employee benefit plans, policies and arrangements that are applicable to regular, full-time employees, including the Company’s Management Incentive Compensation Plan, with any incentive payment award under the plan prorated as of the Resignation Effective Date. Ms. Merrell will not receive any additional stock option grants or other equity awards from the Company.

Beginning on the Resignation Effective Date and until August 10, 2006, unless her employment is terminated earlier, Ms. Merrell will serve as Senior Financial Advisor to the Company’s Chief Executive Officer on a part-time basis, up to 80 hours per month. During that period, she will continue to be compensated at her current base salary and will be eligible to participate in all Company employee benefit plans, policies and arrangements that are applicable to part-time employees, except that she will not participate in the Company’s quarterly Employee Incentive Compensation Plan. She will also not be eligible to participate in the Company’s medical, vision and dental plans, unless she timely elects to extend coverage pursuant to COBRA. The Company will increase her salary by an amount equal to the applicable COBRA premium during the period she is a part-time employee under the Agreement.

Ms. Merrell’s stock options will continue to vest until the termination of her employment with the Company, subject to the provisions of the Company’s Equity Compensation Plan and applicable agreements between Ms. Merrell and the Company. The non-qualified stock option granted to Ms. Merrell on October 1, 2004 to purchase up to 30,000 shares of the Company’s stock, which became fully vested and exercisable as of April 15, 2005 subject to certain contractual restrictions on sale or other transfer of the purchased shares, may be exercised by Ms. Merrell free of such restrictions, subject to the expiration provisions of the applicable option agreement and the Company’s trading window policy.

If the Company terminates Ms. Merrell’s employment without cause (as defined in the Agreement) prior to August 10, 2006, Ms. Merrell will be entitled to receive a severance payment equal to the sum of (1) the remaining base salary she would have earned through August 10, 2006, (2) the value of any accrued and unused vacation days and holiday hours as of the last day of her employment and (3) her cost (grossed up for taxes) to continue medical, vision and dental coverage for herself and her dependents through the first anniversary of the Resignation Effective Date. If Ms. Merrell remains employed by the Company through August 10, 2006, Ms. Merrell will be entitled to receive a severance payment equal to the sum of the amounts described in (2) and (3) above.

If Ms. Merrell terminates her employment with the Company or the Company terminates Ms. Merrell for cause (as defined in the Agreement) prior to August 10, 2006, the Company shall have no obligation to pay Ms. Merrell any severance payments. Cause includes among other things Ms. Merrell’s death, disability or incapacity, acts or omission of gross negligence or willful misconduct, willful and continued failure to perform duties and responsibilities, material breach of her confidential information, intellectual property and non-compete agreement with the Company or, prior to the Resignation Effective Date, her employment by another entity.

Payment of any severance amounts is conditioned upon Ms. Merrell providing the Company a release of customary claims.

Report of the Compensation Committee

The Compensation Committee approves the compensation of the chief executive officer and all other executive officers. The Committee also reviews the compensation of other members of senior management. In addition, the Committee administers the Company’s equity compensation plans and, in that capacity, reviews and approves awards under the plans. This report describes the policies followed by the Committee with respect to the compensation of executive officers for fiscal 2005 and the bases for the fiscal 2005 compensation of Mr. Swoboda, who served as chief executive officer during the year.

Executive Officer Compensation Policies. The Committee believes the Company’s overall compensation program should relate to creating shareholder value. Accordingly, the Committee seeks to adhere to executive compensation practices that will enable the Company to attract and retain talented executives, align the interests of executives with shareholder interests and motivate executives to achieve targeted Company objectives. The Company historically has relied to a substantial degree on equity compensation to attract and motivate executive officers. In considering proposed equity awards, the Committee takes factors into account that it deems appropriate, including the officer’s position and level of responsibility, options held by the officer, the potential reward to the officer if the stock price appreciates and the competitiveness of the officer’s overall compensation arrangements. Outstanding performance by an individual and significant changes in responsibilities also may be taken into consideration.

The Committee applied these policies in approving the compensation of executive officers for fiscal 2005. It sought to establish each officer’s overall package at competitive market levels based on compensation for comparable positions at similar companies. The Company engaged an independent compensation consultant to evaluate the compensation of the executive officers, other senior managers and Board members. The Committee reviewed these studies with management. In approving compensation adjustments, the Committee examined both qualitative and quantitative factors relating to corporate and individual performance. The qualitative factors in many instances necessarily involved a subjective assessment by the Committee. The Committee did not base its considerations on any single factor nor specifically assign relative weights to factors. It instead considered a variety of factors and evaluated individual performance against those factors both in absolute terms and in relation to the executive’s peers at similar companies. The Committee solicited Mr. Swoboda’s recommendations on the compensation of the other executive officers.

Executive officer compensation approved for fiscal 2005 consisted of base salary, stock option grants and awards under the management incentive compensation plan, in addition to other benefits generally available to Company employees. The options were granted at exercise prices equal to the market price of the underlying stock on the grant date, with vesting schedules ranging from one to three years and a maximum term of seven years. Awards under the incentive compensation plan were assigned as a target award for each participant, expressed as a percentage of base salary, to be paid if certain goals were achieved. The goals included corporate performance measures for all participants and individual quarterly objectives for participants reporting to the CEO. For executive officers other than the CEO and Chairman, 60% of the target award was based upon fiscal year financial goals and the remainder based upon individual quarterly objectives. The target awards were based entirely on fiscal year goals for the CEO and Chairman. Participants were eligible to earn from 0% to 100% of the quarterly awards and from 0% to 150% of the annual awards depending on performance. The corporate financial goals were established at the beginning of the fiscal year and included revenue, net income and earnings per share measures. No part of the annual award would be paid unless the minimum revenue and net income or earnings per share goals were met. For fiscal 2005, payment of the annual award was approved at 92.5% of the target amount based on revenues reported for the year.

Bases for CEO Compensation. The Compensation Committee followed the general policies described above in approving Mr. Swoboda’s compensation for fiscal 2005. The Committee took into consideration both individual and corporate performance, including the Company’s financial results for fiscal 2004, and competitive market data regarding compensation of chief executive officers at similar companies. Based on these factors, the Committee approved an annual salary of $500,000 for Mr. Swoboda, effective as of September 2004, with a target incentive award equal to 70% of his base salary. The incentive award was conditioned upon achievement of the corporate performance goals for the year as described above. Based on the fiscal 2005 financial results, payment of the incentive award was approved at 92.5% of the target amount.

Mr. Swoboda also received one option grant during fiscal 2005, representing the right to purchase 50,000 shares of common stock at $31.24 per share, with the exercise price equal to the closing market price on the grant date. This option was originally scheduled to vest as to 25,000 shares in October 2005 and 25,000 shares in October 2006, subject to continued employment at the applicable vesting date. The option became fully vested in April 2005 as part of a program applicable to options held by all Company employees with an exercise price above $24.94 per share, which was the last reported sale price of the stock on the date the Committee approved the acceleration. In the case of Mr. Swoboda and other senior management (excluding Ms. Merrell), shares purchased pursuant to exercise of the accelerated options cannot be sold or otherwise transferred until the earlier of the original vesting date or the individual’s termination of service.

THE COMPENSATION COMMITTEE

James E. Dykes, Chairman

Dolph W. von Arx

Robert J. Potter, Ph.D.

Harvey A. Wagner

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served during fiscal 2005 has ever served as an officer or employee of the Company. No interlocking relationships exist between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2006. Ernst & Young was first engaged as the Company’s independent auditors for fiscal 1999 and has served as the Company’s independent auditors for each subsequent fiscal year. A representative from Ernst & Young is expected to be present at the 2005 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for approval. If the appointment of Ernst & Young is not ratified by a majority of the shares cast at the 2005 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years.

The Board of Directors recommends

shareholders vote FOR Proposal No. 4.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter (a copy of which is included as Appendix C to this proxy statement), the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 26, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Harvey A. Wagner, Chairman

James E. Dykes

Robert J. Potter, Ph.D.

Dolph W. von Arx

Independent Auditor Fee Information

The fees of Ernst & Young LLP for the fiscal years shown were as follows:

	Fiscal 2005	Fiscal 2004
Audit Fees	$882,011	$290,626
Audit-Related Fees	115,676	225,462
Tax Fees	59,588	113,323
All Other Fees	1,500	1,605

Total	$1,058,775	$631,016

Audit Fees. This category includes fees billed for the fiscal years shown for professional services for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, internal controls attestation under Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audits and reviews of the Company’s financial statements and are not reported under the category “Audit Fees.” The services comprising the fees disclosed under this category for fiscal 2005 were for employee benefit plan audit services and various accounting and related consultations and for fiscal 2004 were for employee benefit plan audit services, various accounting consultations and assistance in responding to Commission requests.

Tax Fees. This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax planning and tax advice. The services comprising the fees disclosed under this category for fiscal 2005 were for tax provision and other tax consultations and for fiscal 2004 included tax return preparation, tax provision and other tax consultations, research and technical tax advice.

All Other Fees. This category includes fees billed in the fiscal years shown for products and services provided by Ernst & Young LLP that are not reported in any other category. The charges disclosed under this category for fiscal 2005 and 2004 were for an online research tool.

All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chairman. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by the Company’s independent auditors during fiscal 2005 and fiscal 2004 were pre-approved by or on behalf of the Company’s Audit Committee.

OTHER MATTERS

Other Business

Other than the election of directors, approval of the Purchase Plan, approval of the amendments to the LTIP and ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 25, 2006, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2005 Annual Meeting. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal by a certain date. No timely proposals have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than six nominees.

2006 Annual Meeting of Shareholders

Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2006 must be received by the Company not later than June 1, 2006, and must comply with the Commission’s rules in other respects.

Other shareholder proposals to be presented at the annual meeting in 2006, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than September 4, 2006, nor earlier than August 5, 2006. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Procedures for Director Nominations

Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying and selecting, or recommending that the Board select, qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; (c) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; and (d) the extent to which the candidate would fill a present need on the Board. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification.

The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees. A search firm, SpencerStuart, has been engaged to assist the Committee in identifying and evaluating potential candidates.

All nominees for election to the Board of Directors at the 2005 Annual Meeting were recommended by non-management directors. Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2006 annual meeting must do so in accordance with the Company’s Bylaws. See “2006 Annual Meeting of Shareholders” above.

Shareholder Communications with Directors

The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board in fulfilling its responsibilities to all shareholders. To that end the Board has established a process for use by shareholders who desire to bring matters to the Board’s attention. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Any shareholder who desires to send a communication to members of the Board may submit it either by e-mail addressed to Corporate_Secretary@Cree.com or by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board periodically, generally in advance of each regularly scheduled Board meeting. The Board has directed that the Secretary not forward communications which (a) are not reasonably related to the business of the Company, (b) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally or (c) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

Costs of Soliciting Proxies

The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses. In addition, the Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

A copy of the Company’s report on Form 10-K for the fiscal year ended June 26, 2005 will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Director of Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703-8475 (telephone 919-313-5300).

Shareholders Sharing the Same Last Name and Address

Only one annual report and proxy statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to Corporate_Secretary@Cree.com, by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 313-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.

Principal Executive Offices

The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703-8475, and the main telephone number at that location is (919) 313-5300.

Dated: September 26, 2005

APPENDIX A

2005 EMPLOYEE STOCK PURCHASE PLAN

(Effective as of November 3, 2005, subject to shareholder approval)

1.	Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions and Interest accrued thereon. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Company or, as applicable, one or more individuals or a committee to which the Board has delegated authority or responsibility hereunder pursuant to Section 13(b).

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the common stock of the Company.

(d)	“Company” shall mean Cree, Inc., a North Carolina corporation.

(e)	“Compensation” shall mean the total cash remuneration paid, during the period of reference, to an Employee by the Employer, including but not limited to salary, wages, performance bonuses, commissions, incentive compensation and overtime, and including any amounts the Employee elects to defer or exclude from income under a deferred compensation Plan or an employee benefit Plan of an Employer, but excluding relocation, equalization, patent, sign-on and make-up bonuses, expense reimbursements of all types, payments in lieu of expenses, meal allowances, commuting or automobile allowances, any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction, income realized as a result of participation in any stock Plan, including without limitation any stock option, stock award, stock purchase, or similar Plan, of an Employer, Employer contributions to any qualified retirement Plan or other program of deferred compensation (except as provided above), Employer contributions to Social Security or workers’ compensation, costs paid by an Employer in connection with fringe benefits and relocation, including gross-ups, and any amounts accrued for the benefit of the Employee, but not paid, during the period of reference.

(f)	“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)	“Employee” shall mean any individual who is an employee of an Employer for tax purposes, other than such an individual who is subject to the laws of a country that would prohibit the Employee’s participation in the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)	“Employer” shall mean the Company and any Designated Subsidiary of the Company.

(i)	“Enrollment Date” shall mean the first day of a Participation Period.

(j)	“Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The

Nasdaq Stock Market, its Fair Market Value shall be the closing price for such stock quoted on such exchange on the date of determination, as reported by the Nasdaq-Amex Reporting Service or such other source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on such exchange on the last Trading Day immediately preceding the date of determination, and

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing price for such stock on the date of determination, as quoted by such source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on the last Trading Day immediately preceding the date of determination, and

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(k)	“Interest” shall mean interest accrued on payroll deductions under the Plan.

(l)	“Interest Rate” shall mean the rate at which payroll deductions accrue Interest. The interest rate in effect during a Participation Period shall be determined by the Board in its sole discretion.

(m)	“Participant” shall mean an eligible Employee who has enrolled in the Plan.

(n)	“Participation Period” shall mean the period during which an option granted pursuant to the Plan may be exercised, beginning November 1 and May 1 of each year and ending the next following April 30 and October 31, respectively; provided, however, that the first Participation Period under the Plan shall begin November 3, 2005 and shall end April 30, 2006. The Board may change the duration and timing of Participation Periods, provided that any such change is announced at least 10 days prior to the scheduled beginning of the first Participation Period to be affected thereafter. As used herein, “Participation Period” shall also mean “Special Participation Period,” where applicable.

(o)	“Plan” shall mean this 2005 Employee Stock Purchase Plan, as it may be amended from time to time.

(p)	“Purchase Date” shall mean the last day of a Participation Period. The Board may change the timing of Purchase Dates, provided that any such change is announced at least 10 days prior to the scheduled beginning of the first Participation Period to be affected thereafter.

(q)	“Purchase Price” shall mean an amount equal to the sum of (a) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date, and (b) any transfer, excise, or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. The Purchase Price may be adjusted by the Board pursuant to Section 18 hereof.

(r)	“Reserves” shall mean the number of shares of Common Stock covered by options under the Plan that have not been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not placed under option.

(s)	“Special Participation Periods” shall mean interim Participation Periods enabling Employees of Subsidiaries that become Designated Subsidiaries of the Company after an Enrollment Date but more than three (3) months prior to the next succeeding Enrollment Date to participate in the Plan. The Enrollment Date of a Special Participation Period shall be a date specified by the Board, and the last day of a Special Participation Period shall be the next succeeding Purchase Date under the Plan.

(t)	“Subsidiary” shall mean a corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u)	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.	Eligibility.

(a)	Any Employee employed by an Employer for 30 continuous days prior to a given Enrollment Date shall be eligible to participate in the Plan. The foregoing notwithstanding, only employees of the applicable Designated Subsidiary shall be eligible to participate in a Special Participation Period.

(b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that (i) immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock (and/or hold outstanding options to purchase capital stock) representing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 of stock (determined at the Fair Market Value of the shares on the date of grant) for each calendar year in which such option is outstanding at any time (or such lower limitations that may be imposed with respect to eligible Employees who are subject to laws of a foreign jurisdiction where lower limitations are required).

4.	Participation.

(a)	An eligible Employee may become a Participant in the Plan by completing a subscription agreement in a form provided by the Board authorizing payroll deductions and contributions of Interest and filing it with the Company’s stock Plan administrator at such time in advance of the applicable Enrollment Date as the Board may prescribe, or through telephone or other electronic arrangements as the Board may prescribe. To the extent an Employer is subject to rules of a foreign country that prohibit payroll deductions with respect to any eligible Employee, the Company may authorize alternative methods by which such eligible Employee can elect to participate in the Plan.

(b)	Payroll deductions for a Participant shall begin with the first pay day following the Enrollment Date and shall end with the last pay day in the Participation Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9 hereof.

5.	Payroll Deductions and Interest.

(a)	At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each pay day during the Participation Period not exceeding 15% of the Compensation that the Participant receives on each pay day during the Participation Period. In addition, Interest shall accrue on the Participant’s account and be used to purchase shares of Common Stock under the Plan each Purchase Date.

(b)	All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and shall be withheld in whole percentages only. All Interest accrued under the Plan shall be credited to a Participant’s account under the Plan.

(c)	A Participant may discontinue his or her participation in the Plan as provided in Section 9 hereof or may decrease to as low as 1% the rate of his or her payroll deductions by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. A Participant shall not be permitted to change the rate of his or her payroll deductions more than twice between any two Purchase Dates. A change in rate shall be effective with the first full payroll period that begins after the Company receives the new subscription agreement.

(d)	A Participant’s subscription agreement shall remain in effect for successive Participation Periods unless specified otherwise or changed or terminated as provided in Section 9 hereof.

(e)

Notwithstanding the foregoing, to the extent necessary to comply with the $25,000 calendar-year accrual and the 5% ownership limitations set forth in Section 3(b), a Participant’s payroll deductions may be decreased to 0% and the Participant’s Interest accruals may cease at any time prior to a Purchase Date. Payroll deductions at the rate provided in such Participant’s subscription agreement and

Interest accruals shall resume immediately following such Purchase Date, unless terminated by the Participant as provided in Section 9 hereof.

6.	Grant of Option. On the Enrollment Date of each Participation Period, each Participant shall be granted an option to purchase on the Purchase Date of the Participation Period at the applicable Purchase Price up to the number of shares of Common Stock determined by dividing the sum of the Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account plus the Interest accrued on such payroll deductions, by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase on any Purchase Date more than 2,000 shares of Common Stock (subject to adjustment pursuant to Section 17), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The Board may, in its absolute discretion, for future Participation Periods increase or decrease the maximum number of shares of Common Stock a Participant may purchase on a Purchase Date. Exercise of an option shall occur as provided in Section 7, unless the Participant has withdrawn pursuant to Section 9.

7.	Exercise of Option.

(a)	Unless a Participant withdraws from the Plan as provided in Section 9, the Participant’s option shall be exercised automatically on each Purchase Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions and Interest in the Participant’s account. No fractional shares shall be purchased. Any payroll deductions and Interest accumulated in a Participant’s account that are not sufficient to purchase a full share or that exceed the amount necessary to purchase the maximum number of shares specified in Section 6 shall be retained in the Participant’s account until the next Purchase Date, subject to earlier withdrawal by the Participant as provided in Section 9.

(b)	If the Board determines that on a given Purchase Date the number of shares with respect to which options are to be exercised exceed the number of shares of Common Stock available for sale under the Plan as of such Purchase Date, the Board may, in its sole discretion, provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants. With respect to any payroll deductions and Interest accumulated in a Participant’s account that are not used to purchase shares of Common Stock in a Participation Period pursuant to the preceding sentence, the Board shall, in its sole discretion, (i) direct payment of such payroll deductions and Interest to the Participant, or (ii) retain such deductions and Interest in a Participant’s account in anticipation of authorization of additional shares for issuance under the Plan by the Company’s stockholders with respect to a subsequent Participation Period. In the event the Board, in its sole discretion, determines that it shall not seek authorization from the Company’s stockholders for additional shares for issuance under the Plan with respect to a subsequent Participation Period, the Plan shall automatically terminate.

(c)	All rights to purchase Common Stock offered on a Purchase Date must be exercised within five (5) years of such Purchase Date.

8.	Delivery.

(a)	As promptly as practicable after each Purchase Date, the Company shall arrange the delivery, electronically or otherwise, to accounts in the Participants’ names at a brokerage company selected by the Company of the shares purchased upon exercise of options. At the election of the Participant, such account shall be set up in the name of the Participant or the names of the Participant and his or her spouse.

(b)

A Participant may withdraw certificates from his or her shares of Common Stock credited to his or her brokerage account at any time (subject to reasonable costs, which are the responsibility of the Participant) by a written request for such withdrawal delivered to the Board or through telephone or other electronic arrangements as may be established by the Board. Any stock certificate distributed to a Participant may contain a legend requiring notification to the Company of any transfer or sale of the shares of Common Stock prior to the date two years after the beginning date of a Participation Period pursuant to which the shares were purchased.

9.	Withdrawal.

(a)	A Participant may withdraw all, but not less than all, of the payroll deductions and Interest credited to the Participant’s account at any time by giving written notice to the Company in a form provided by the Company. Such payroll deductions and Interest shall be paid to the Participant promptly after receipt of the Participant’s notice of withdrawal. The Participant’s option for the Participation Period shall automatically terminate, and no further payroll deductions for the purchase of shares shall be made and no further Interest shall accrue for such Participation Period. If a Participant withdraws from a Participation Period, payroll deductions for the Participant’s account and Interest accruals shall not resume at the beginning of the next succeeding Participation Period unless the Participant delivers to the Company a new subscription agreement.

(b)	A Participant’s withdrawal from a Participation Period shall not have any effect upon the Participant’s eligibility to participate in any similar Plan that may thereafter be adopted by an Employer or in any succeeding Participation Period that begins after the Participation Period from which the Participant withdraws.

10.	Termination of Employment. Upon a Participant’s ceasing to be an Employee for any reason, the Participant shall be deemed to have withdrawn from the Plan, and the payroll deductions and Interest credited to the Participant’s account under the Plan during the Participation Period but not yet used to exercise the Participant’s option shall be returned and paid to the Participant.

11.	Interest. Interest shall accrue on the payroll deductions of a Participant in the Plan. The Interest rate and the manner of crediting Interest to Participant’s accounts under the Plan shall be determined by the Board in its sole discretion.

12.	Stock.

(a)	Subject to adjustment pursuant to Section 17, the maximum number of shares of the Common Stock authorized for issuance under the Plan is six hundred thousand (600,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued.

(b)	Participants shall have no interest or voting rights in shares covered by options until such options have been exercised.

13.	Administration.

(a)	The Plan shall be administered by the Board. The Board shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Board shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the subscription agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties.

(b)

Notwithstanding the foregoing, the Board may delegate, by resolutions adopted prior to or after the effective date of this Plan, any or all of its authority and responsibilities hereunder to such individual(s) or committee (which may be comprised of Employees, members of the Board, or a combination thereof) as the Board shall designate, to the extent such delegation is permitted by applicable law, the articles and bylaws of the Company and the applicable stock exchange or national market system rules. In the event of such delegation, all references herein to the Board shall, to the extent applicable, be deemed to refer to and include such individual(s) or committee.

14.	Transferability. No payroll deductions or Interest credited to a Participant’s account under the Plan and no rights with regard to the exercise of an option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 9 hereof.

15.	Use of Funds. Payroll deductions and Interest received or held by an Employer under the Plan may be used by such Employer for any corporate purpose. The Employer shall not be obligated to segregate such payroll deductions and Interest.

16.	Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants following each Purchase Date, which statements shall set forth the amounts of payroll deductions and Interest, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

17.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase on a Purchase Date and the price per share and the number of shares of Common Stock covered by each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	In the event of the proposed dissolution or liquidation of the Company, the Participation Periods then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be prior to the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Participation Period as provided in Section 9.

(c)

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or equivalent options substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the options, the Participation Periods then in progress shall be shortened by setting a New Purchase Date. The New Purchase Date shall be prior to the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the

Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Participation Period as provided in Section 9.

18.	Amendment or Termination.

(a)	The Board may at any time and for any reason amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is set after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may (i) without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Common Stock theretofore purchased for him or her under the Plan, or (ii) disqualify the Plan under Section 423 of the Code.

(b)	Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Participation Periods, limit the frequency and/or number of changes permitted in the amount withheld during a Participation Period, establish the exchange ratio applicable to amounts withheld in a currency other than U. S. Dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond to amounts withheld from the Participant’s Compensation, change the Interest Rate and the manner of crediting Interest to a Participant’s account, and establish such other limitations and procedures that the Board determines in its sole discretion advisable and that are consistent with the Plan.

(c)	If the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences, including, but not limited to:

(i)	Increasing the Purchase Price for any Participation Period, including a Participation Period underway at the time of the change in Purchase Price;

(ii)	Shortening any Participation Period so that the Participation Period ends on a new Purchase Date, including a Participation Period underway at the time of the Board action; and

(iii)	Allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

(d)	Subject to Section 7(b), the Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his or her Plan account shall be paid to the Participant and shares of Common Stock theretofore purchased for the Participant under the Plan shall continue to be handled in the manner provided in Section 8.

19.

Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Board may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located in order to meet the goals and objective of the Plan; establish one or more sub-plans for these purposes; and/or establish administrative rules and procedures to facilitate the operation of the Plan in such jurisdictions. For purposes of clarity, the terms and conditions contained herein that are subject to variation in jurisdiction outside of the United States shall be reflected in a written addendum to the Plan for each Employer of an eligible Employee located in such a jurisdiction.

20.	Administrative Costs. The Company will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise, or similar taxes imposed on the transaction pursuant to which any shares of Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate.

21.	Tax Obligations. To the extent any (i) grant of an option to purchase Common Stock hereunder, (ii) purchase of Common Stock hereunder, or (iii) disposition of Common Stock purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), the Board may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to an Employer by an Employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction.

22.	Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23.	Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Code, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.	Term of Plan. The Plan shall become effective on November 3, 2005, subject to and conditioned upon the stockholders of the Company approving the Plan at their annual meeting on such date. It shall continue in effect for a term of 10 years unless sooner terminated under Section 18 hereof.

25.	Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of North Carolina, to the extent such laws are not in conflict with, or superseded by, federal law.

26.	Authorization to Release Necessary Personal Information.

(a)

As a condition of participating in the Plan, each Employee hereby authorizes and directs Employee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Employee’s employment, the nature and amount of Employee’s compensation and the fact and conditions of Employee’s participation in the Plan (including, but not limited to, Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised or outstanding) for the purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of options under the Plan or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Employee’s residence. Furthermore, Employee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for Employee’s participation in the Plan.

(b)	Employee may at any time withdraw the consents herein, by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent may affect Employee’s ability to exercise or realize benefits from the option, and Employee’s ability to participate in the Plan.

APPENDIX B

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

(As amended August 16, 2005, subject to shareholder approval)

ARTICLE 1—GENERAL PROVISIONS

1.1 Establishment of Plan. Cree, Inc., a North Carolina corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Cree, Inc. 2004 Long-Term Incentive Compensation Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

1.3 Types of Awards. Awards under the Plan may be made to Eligible Participants who are employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Stock Units, (vi) Performance Units, or any combination of these. Awards under the Plan may be made to Eligible Participants who are Outside Directors in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Stock Units, or any combination of these, subject to and in accordance with Section 4.2 and Article 10.

1.4 Effective Date. The Plan became effective upon approval of the Plan by the Company’s shareholders on November 4, 2004, and the date of such approval is referred to herein as the “Effective Date.”

1.5 Predecessor Plan. Upon approval of the Plan by the shareholders of the Company, no further grants may be made under the Cree, Inc. Amended and Restated Equity Compensation Plan (the “Predecessor Plan”).

ARTICLE 2—DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1. “Award Agreement” means the written agreement, whether in printed or electronic form, between the Company and a Participant, evidencing an Award granted to the Participant under the Plan. The Award Agreement may be in the form of a master agreement between an Eligible Participant and the Company with respect to all or any types of Awards supplemented, with respect to a particular Award, by a notice of award issued by the Company.

2.2. “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Unit or combination of these.

2.3. “Board” means the Board of Directors of the Company.

2.4. “Cause” means, unless provided otherwise in the Award Agreement: any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined by the Committee in good faith, including but not limited to (as determined by the Committee in good faith), (i) Participant’s breach of any agreement between Participant and an Employer, (ii) Participant’s intentional or negligent failure to perform a reasonably requested directive or assignment or to perform his duties to the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, or (iii) Participant’s misappropriation or attempted misappropriation of any of the Employer’s funds or property.

2.5. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.6. “Committee” means the committee appointed by the Board to administer this Plan pursuant to Article 3.

2.7. “Company” means Cree, Inc., a North Carolina corporation, and its successors and assigns.

2.8. “Disability” means, with respect to any Incentive Stock Option, disability as determined under Section 22(e)(3) of the Code, and with respect to any other Award, unless provided otherwise in the Award Agreement, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance and which results in Termination of Employment of the Participant, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

2.9. “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.10. “Eligible Participant” means any employee of the Employer and any Outside Director, subject to such limitations as may be provided by the Code, the Exchange Act or the Committee, as shall be determined by the Committee.

2.11. “Employer” means the Company and any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.13. “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that unless otherwise directed by the Committee:

(a) if the Shares are listed for trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

(b) if the Shares are listed for trading on The Nasdaq Stock Market and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or on the last day preceding such date on which a sale was reported during the regular trading session;

(c) If the Shares are listed for trading on The Nasdaq Stock Market and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system during the regular trading session on such date or on the last day preceding such date on which a sale was reported during the regular trading session; or

(d) if (a), (b) and (c) do not apply, on the basis of the good faith determination of the Committee.

For purposes of subsection (a) above, if the Shares are traded on more than one national securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange if the Shares are then traded on such exchange and (ii) otherwise such other exchange on which Shares are traded as may be designated by the Committee.

2.14. “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which meets the requirements of Section 422 of the Code.

2.15. “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.16. “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan that does not meet the requirements of Section 422 of the Code.

2.17. “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.18. “Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.19. “Outside Director” means a member of the Board who is not an employee of the Company or any other Employer.

2.20. “Participant” means an Eligible Participant to whom an Award has been granted.

2.21. “Payment Date” shall have the meaning set forth in Section 5.6 of the Plan.

2.22. “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of Awards intended to comply with Section 162(m) of the Code.

2.23. “Plan” means the Cree, Inc. 2004 Long-Term Incentive Compensation Plan, as amended from time to time.

2.24. “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restriction Period” means the period commencing on the date an Award of Restricted Stock or Stock Units is granted and ending on such date as the Committee shall determine.

2.26. “Retirement” means, unless provided otherwise in the Award Agreement, termination of employment other than for Cause after a Participant has reached the age of 55 years and has completed at least five years of service (full-time or full-time equivalent).

2.27. “Share” means one share of common stock, par value $0.00125 per share, of the Company, as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.28. “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

2.29. “Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30. “Termination of Employment” means, unless provided otherwise in the Award Agreement, the discontinuance of employment of a Participant with the Employer for any reason, whether voluntary or involuntary. The determination of whether a Participant has discontinued employment shall be made by the Committee in its sole discretion.

ARTICLE 3—ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board. The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board of Directors. Unless the Board directs otherwise, the Compensation Committee of the Board shall serve as the Committee.

3.2 Authority of the Committee.

(a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Award Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or Performance Units subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan, except that Awards to Outside Directors must also be approved by the Board. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan as it deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(b) The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a Termination of Employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to qualify as an Employer, (ii) any leave of absence approved by the Employer, (iii) any transfer between locations of employment with the Employer or between Employers, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) any employee who, at the request of the Employer or the Company, becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Employer.

(c) All actions, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Committee shall consider such factors as it deems relevant to making or taking such actions, determinations and decisions including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest an action, determination or decision by the Committee with respect to such person or Award only on the grounds that such action, determination or decision was arbitrary or capricious or was unlawful, and any review of such action, determination or decision shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or to meet the goals and objectives of the Plan; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for each Employer of a Participant located in such non-U.S. jurisdiction.

3.4 Delegation of Authority. The Committee may, at any time and from time to time, to the extent permitted by law and the Company’s Bylaws and subject to the applicable rules of any securities exchange or quotation or trading system on which Shares are traded, delegate to one or more members of the Committee or executive officers of the Company any or all of its authority under Section 3.2 and 3.3, except that the Committee may not delegate such authority with respect to Awards to members of the Board or to executive officers of the Company. The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents relating to Awards granted by the Committee under the Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

3.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee, including without limitation, provisions related to the consequences of Termination of Employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Award Agreement or otherwise confirm the Participant’s acceptance of the provisions of the Award Agreement. The Participant shall in any event be deemed to have accepted the provisions of an Award Agreement delivered to the Participant with respect to an Award by exercising the Award or receiving any benefits thereunder.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and any persons acting on its behalf pursuant to authority delegated by the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the person seeking indemnification has been negligent or engaged in misconduct in the performance of his or her duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, the person seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4—SHARES SUBJECT TO THE PLAN

4.1 Aggregate Limits.

(a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is (i) 3,200,000 plus (ii) the number of Shares which,

immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and are not thereafter used for awards under the Predecessor Plan. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.

(b) Subject to adjustment as provided in Section 4.3, no more than an aggregate of 1,000,000 Shares authorized by subsection (a) may be issued pursuant to Awards of Restricted Stock, Stock Units or Performance Units.

(c) If for any reason any Shares awarded or subject to purchase under this Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right or Performance Unit, such Shares (“Returned Shares”) shall again be available for issuance pursuant to an Award under the Plan. The determination of the number of issued Shares that again become available for issuance with respect to grants of Incentive Stock Options pursuant to this Section 4.1 shall be made in accordance with the requirements of Treas. Reg. section 1.422-2(b)(3).

4.2 Individual Limits.

(a) Tax Code Limits. Except to the extent the Committee determines that an Award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code: (i) the aggregate number of Shares subject to Options or Stock Appreciation Rights granted under this Plan in any one fiscal year to any one Participant shall not exceed 300,000; (ii) the aggregate number of Shares subject to Restricted Stock or Stock Unit Awards granted under this Plan in any one fiscal year to any one Participant shall not exceed 100,000; and (iii) the aggregate value of Performance Unit Awards (valued as of the grant date) that may be granted in any one fiscal year to any one Participant shall not exceed the Fair Market Value of 100,000 Shares.

(b) Awards to Outside Directors. Awards to Outside Directors may be in the form of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units or a combination thereof. The aggregate number of Shares subject to Restricted Stock or Stock Units granted under this Plan in any one fiscal year to any Outside Director shall not exceed 10,000. The aggregate number of Shares subject to Awards of any type granted under this Plan in any one fiscal year to any Outside Director shall not exceed 20,000.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (including unpaired shares replacing paired Shares); or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a) the number of Shares that may be awarded as set forth in Section 4.1;

(b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code.

ARTICLE 5—STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee may be granted ISOs.

5.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3 Option Price. The Option Price for each grant of an Option shall not be less than the Fair Market Value of a Share on the date the Option is granted.

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary of its grant date.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement for automatic accelerated vesting and other rights upon the occurrence of such events as are specified in the Award Agreement. In addition, the Committee may provide in the Award Agreement for the deferral of gains related to an exercise or may establish a cap on the maximum earnings a Participant can realize from exercise.

5.6 Payment. Options shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the Award Agreement from time to time. Unless otherwise authorized by the Committee, no Shares shall be delivered, whether in certificated or uncertificated form, until the full Option Price has been paid. Full payment of the Option Price (less any amount previously received from the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. “Payment Date” shall mean the date on which a sale transaction in a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise.

5.7 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

5.8 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000.

ARTICLE 6—STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

6.2 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3 Payment. The Committee shall have sole discretion to determine in each Award Agreement whether the payment with respect to the exercise of an SAR will be in the form of cash, Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion to determine in each Award Agreement the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine in each Award Agreement whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.4 Exercise Price and Exercise of SARs. The exercise price for each grant of an SAR shall not be less than the Fair Market Value of a Share on the date the SAR is granted. Upon exercise of an SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

ARTICLE 7—RESTRICTED STOCK AND STOCK UNITS

7.1 Grants of Restricted Stock and Stock Units. Restricted Stock Awards and Stock Unit Awards may be made to Eligible Participants as an incentive for the performance of future services that the Committee in its sole discretion determines will contribute materially to the successful operation of the Employer. Subject to Section 4.2 with respect to grants to Outside Directors, Awards of Restricted Stock or Stock Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or Stock Units or deferred grants of Restricted Stock or Stock Units.

7.2 Restricted Stock/Stock Unit Award Agreement.

(a) In General. The Restricted Stock/Stock Unit Award Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock or Stock Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or Stock Unit such as continued service or achievement of performance goals; the length of the Restriction Period and whether any circumstances will shorten or terminate the Restriction Period; and rights of the Participant during the Restriction Period to vote and receive dividends in the case of Restricted Stock, or to receive dividend equivalents in the case of Stock Units that accrue dividend equivalents.

(b) Minimum Restriction Periods. All grants of Restricted Stock or Stock Units shall have a Restriction Period of at least three (3) years, except that (i) the Restriction Period for any Award may be shortened pursuant to the Award Agreement in connection with death, Disability or Retirement or pursuant to Section 14.5, (ii) Awards with restrictions based upon achievement of performance goals shall have a Restriction Period of at least one (1) year, and (iii) Awards to Outside Directors shall have a Restriction Period of at least one (1) year.

(c) Execution of Award Agreements. Notwithstanding Section 3.5, a Restricted Stock or Stock Unit Award must be accepted within a period of sixty (60) days, or such other period as the Committee may specify, by executing a Restricted Stock/Stock Unit Award Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock or Stock Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/Stock Unit Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

7.3 Nontransferability. Except as otherwise provided in this Article 7 or in a Participant’s Award Agreement, no shares of Restricted Stock or Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, assigned, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Stock Units, either during or after the Restriction Period, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under an Award of Restricted Stock or Stock Units shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

7.4 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.5 Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the vesting of the applicable Shares. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. A Participant receiving a Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units to the extent provided in the Award Agreement relating to the Award. The Committee may require that such dividend equivalents shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Awards intended to qualify for the performance-based compensation provisions of Section 162(m) of the Code, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for such provisions.

ARTICLE 8—PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”

8.3 Earning of Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4 Form and Timing of Payment of Performance Units. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to earned grants of Performance Units that are being settled in Shares and that have not yet been distributed to the Participant (such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Stock Units, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares.

8.5 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 9—PERFORMANCE MEASURES

9.1 Approved Measures. Until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost, and/or unit cost. The Committee can establish other performance measures for Awards granted to Eligible Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

9.2 Adjustments to Measures. The Committee shall be authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. In the case of Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted (or within such period thereafter as may be permissible under Section 162(m) of the Code). The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, and which are held by executive officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9.3 Use of Other Measures. If changes in applicable laws or regulations permit the Committee, in the case of Awards intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, discretion to use performance measures other than those listed in Section 9.1 without obtaining shareholder approval of such changes, the Committee may make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 10—AWARDS TO NON-EMPLOYEE DIRECTORS

An Outside Director may be granted one or more Awards of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units or a combination thereof in any fiscal year, subject to the limitations of Section 4.2. The number of Shares subject to such Awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such Awards shall be recommended from time to time by the Committee and approved by the Board and shall be subject to the terms of this Plan applicable to Awards in general. Outside Directors may receive Awards under the Plan only as provided in this Article 10.

ARTICLE 11—BENEFICIARY DESIGNATION

If and to the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If any such designation is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such designations. Unless different rules and procedures are established by the Committee, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with a designated representative of the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12—DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant.

ARTICLE 13—WITHHOLDING

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.

13.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, to the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14—AMENDMENT AND TERMINATION

14.1 Amendment of Plan. Except as otherwise provided in this Section 14.1, the Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. Neither the Committee nor the Board may, without approval of the shareholders of the Company, amend the Plan to (i) materially increase benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan or (iii) materially modify the requirements for participation in the Plan. The Company will also obtain the approval of the shareholders before amending the Plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which Shares are traded or other applicable law.

14.2 Amendment of Award; Repricing. The Committee may, at any time, amend outstanding Awards in a manner not inconsistent with the terms of the Plan; provided, however, that: (i) if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment, except as provided in Section 14.4 or in the Award Agreement; and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding Option or SAR, nor award any Option or SAR in replacement of a canceled Option or SAR with a higher exercise price, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Company. To the extent not inconsistent with the terms of the Plan and the foregoing, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant.

14.3 Termination of Plan. No Awards shall be granted under the Plan after June 28, 2009, but Awards theretofore granted may extend beyond that date.

14.4 Cancellation of Awards.

(a) The Committee may, in its sole discretion, provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Award Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Stock Unit at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

(b) For purposes of this Section, except to the extent provided otherwise in the Award Agreement, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company or any Employer and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.4 above), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company or any other Employer which is disparaging or which in any way reflects negatively upon the Company or the Employer; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company or any Employer; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she has not engaged in any activity described in clauses (i)-(iv).

14.5 Assumption or Acceleration of Awards. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable, each Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock or Stock Units, provide that all restrictions shall lapse). If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets or stock or other corporate transaction, the Committee shall notify the Participant that, subject to rescission if the merger, sale of assets or stock or other corporate transaction is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period.

ARTICLE 15—MISCELLANEOUS PROVISIONS

15.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or quotation or trading system on which Shares are traded and any applicable federal, state, local or foreign laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or quotation or trading system on which Shares are traded.

15.2 Rights of a Shareholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares covered by an Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

15.3 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a member of the Board, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Except to the extent approved by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

15.4 Compliance with Laws. At all times when the Committee determines that compliance with Section 162(m) of the Code is required or desirable, all Awards granted under this Plan shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate. The Plan and the grant of Awards shall be subject to all applicable federal, state local and foreign laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

15.5 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

15.6 Tax Elections. Each Participant shall give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Section 83(b) of the Code.

15.7 Legal Construction.

(a) Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would result in the Plan or any Award Agreement not complying with any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

(b) Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of North Carolina.

APPENDIX C

AUDIT COMMITTEE CHARTER

As Revised August 16, 2005

Purpose

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors appointed:

•	for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;

•	to act on behalf of the Board of Directors in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements and internal accounting and financial controls; (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls (collectively, “audit services”), including the appointment, compensation, retention and oversight of the work of the auditors engaged to provide audit services to the Company; and (iii) the Company’s compliance with legal and regulatory requirements;

•	to report to the Board of Directors on such matters as the Committee deems necessary or appropriate to assure that the Board is informed of any significant developments within the scope of the Committee’s responsibilities that merit the attention of the Board;

•	to provide the report required of the Committee by the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; and

•	to fulfill such other responsibilities as may be required of the Committees under applicable law.

Composition

Number and Appointment

The Committee shall be comprised of at least three members, all of whom shall be appointed by the Board of Directors.

Qualifications

All members of the Committee must be members of the Board and meet the independence, financial literacy and other applicable requirements of the Marketplace Rules of the National Association of Securities Dealers (“NASD”). At least one member of the Committee must meet the financial sophistication requirements of the NASD Marketplace Rules.

In appointing members to the Committee, the Board of Directors shall seek to ensure that at least one Committee member qualifies as an audit committee financial expert within the meaning of SEC Regulation S-K, Item 401(h), and that the composition of the Committee complies with any other listing standards and legal requirements applicable to the Company.

The Board of Directors (or such other committee of the Board as the Board may authorize) shall have sole authority and responsibility for determining whether a member or proposed member of the Committee is qualified for Committee membership, and which Committee member or members (if any) will be designated as an audit committee financial expert, based upon appropriate representations of the individual and such other inquiries as the circumstances may warrant.

Chairman

The Board shall designate one member of the Committee as Chairman. The Chairman need not be an audit committee financial expert.

Meetings and Procedural Matters

Meetings

The Committee shall hold regular meetings at least quarterly may hold regular or special meetings more frequently as the Committee determines necessary or appropriate. Attendance of non-members shall be at the invitation of the Chairman or of two or more members of the Committee. The provisions of Article V of the Bylaws of the Company, which govern meetings of the Board of Directors, shall likewise apply to meetings of the Committee.

Minutes

The Committee shall cause to be prepared minutes of each meeting of the Committee that reflect the date of the meeting, the members in attendance and all actions taken by the Committee at the meeting. Such minutes, together with any actions taken by unanimous written consent, shall be submitted to and maintained by the Secretary as part of the Company’s permanent records and shall be disseminated to the Board of Directors.

Procedural Rules

The Committee may establish rules of procedure not inconsistent with this Charter, the Bylaws of the Company or applicable law.

Responsibilities and Authority

Generally

The Committee shall have such responsibilities and authority as are expressly set forth in this Charter or are necessary or incidental to carrying out the purpose of the Committee as stated above, together with such other responsibilities and authority as may be prescribed from time to time by the Board of Directors, by rules of the NASD or other listing standards applicable to the Company, or by rules or regulations of the SEC or the Public Company Accounting Oversight Board or other law.

Engagement of Independent Auditors

The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) and any other registered public accounting firm engaged to perform audit services for the Company. The independent auditors and any other such registered public accounting firm providing audit services shall report directly to the Committee. The independent auditors shall be ultimately accountable to the Committee and to the Board of Directors, as representatives of shareholders, and in acting on behalf of the Board the Committee shall have ultimate authority and responsibility to select, evaluate and, where appropriate, to replace the independent auditors.

The Committee shall pre-approve all audit and any permissible non-audit services provided to the Company by the independent auditors (including the fees for such services) prior to performance of the services.

The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services. The decisions of such members to pre-approve audit or non-audit services shall be reported to the Committee at its next scheduled meeting.

The Committee shall not approve any non-audit services by the independent auditors that include (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services;

(vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; or (ix) any other service that the Public Company Accounting Oversight Board determines by regulation is impermissible.

Related Party Transactions

The Company shall not be authorized to engage in any related party transaction unless the Committee approves the transaction. For purposes of this paragraph the term “related party transaction” refers to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and to any other transaction for which Committee approval is required pursuant to applicable law or listing standards applicable to the Company.

Complaints Relating to Accounting Matters

The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Authority to Engage Advisers

The Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Funding

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditors or any other registered public accounting firm engaged to perform audit services for the Company; (ii) compensation to any advisers employed by the Committee under its authority to engage independent counsel and other advisers as it determines necessary to carry out its duties; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Code of Ethics

The Committee shall have oversight responsibility with respect to the Company’s Code of Conduct and for assuring that the Company has adopted a code of ethics (either as part of the Code of Conduct or as a separate code) for its chief executive officer and senior financial officers that satisfies the requirements of Section 406 of the Sarbanes-Oxley Act of 2002, SEC Regulation S-K, Item 406 promulgated thereunder, and any other SEC regulations, NASD rules or other listing standards applicable to the Company regarding codes of conduct. The Committee shall periodically review with management the scope and administration of the Company’s Code of Conduct to assure that it is kept updated and is appropriate for the Company’s business and activities; that it applies to all Company directors, officers and employees; that it is made publicly available in accordance with applicable SEC and NASD rules and regulations; and that it provides for an enforcement mechanism.

Any amendments or waivers of the Code of Conduct (including the code of ethics for the chief executive officer and senior financial officers noted above) effected for or granted to any director or executive officer must be approved by the Board of Directors, or by the Committee acting on behalf of the Board, and shall be promptly reported publicly in accordance with applicable SEC regulations.

The Committee’s oversight responsibility for the Code of Conduct shall include oversight of the administration of the Company’s securities trading policy. The Committee shall periodically review the securities trading policy and recommend any proposed changes to the Board for approval.

Other Responsibilities and Authority

In carrying out its duties the Committee shall also:

•	Review and reassess the adequacy of this Charter as conditions dictate, but at least annually, and recommend any proposed changes to the Board of Directors for approval.

•	On quarterly basis, discuss with management the Company’s earnings release and revenue and earnings guidance prior to the public dissemination of such releases and guidance.

•	Following the conclusion of each audit and quarterly review of the financial statements, meet with the independent auditors and financial management of the Company to discuss the results of the audit or review, including any comments or recommendations by the independent auditors.

•	Report the results of the annual audit to the Board of Directors. If requested by the Board, the Committee shall invite representatives of the independent auditors to meet with the Board to assist in reporting the results of the audit and to answer directors’ questions regarding the audit.

•	Prior to the filing of the Company’s annual report on Form 10-K, review the financial statements contained in the Form 10-K, and the corresponding disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosures and content of the financial statements. Review with financial management and the independent auditors the results of their analysis of any significant financial reporting matters and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters communicated to the Committee by the independent auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of the Company’s accounting principles and the clarity of the financial disclosure practices used. Also assess the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements. The reviews contemplated by this paragraph should include open and frank discussions.

•	Recommend to the Board of Directors whether the audited financial statements should be included in the Company’s annual report on Form 10-K and provide an audit committee report to be included in the Company’s proxy statement as required by SEC rules.

•	Review the Company’s quarterly financial statements and corresponding disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q with financial management and the independent auditors, including the results of the auditors’ review of the quarterly financial statements, prior to the filing of the Form 10-Q report and prior to the release of results, if practicable. On a quarterly basis, review with management the Company’s accounting for investments.

•	Review and provide guidance with respect to each audit and the Company’s relationship with its independent auditors by (i) reviewing the scope and approach of the proposed audit; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant judgments and accounting estimates, significant new accounting policies and disagreements with management and any other relevant matters; (iii) reviewing with the independent auditors the Company’s critical accounting policies and practices, the effect of alternative generally accepted accounting principles methods on the Company’s financial statements, including without limitation the ramifications of such alternatives and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management as described in Statement of Auditing Standards No. 61, as modified or supplemented from time to time; (iv) reviewing reports submitted to the Committee by the independent auditors in accordance with applicable SEC requirements; and (v) providing a description of any transaction as to which management obtained letters under Statement on Auditing Standards No. 50.

•	On an annual basis, obtain from the independent auditors a written communication delineating all relationships between the auditor and the Company as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified and supplemented from time to time. In addition, actively discuss with the independent auditors any disclosed relationships or professional services that impact the objectivity or independence of the auditor, or recommend that the Board of Directors take appropriate action to ensure the continuing independence of the auditors.

•	Periodically review with the independent auditors and with the Company’s financial and accounting personnel the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting, including any significant deficiencies or material weaknesses in the design or operation of the internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls. Also review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and any attestations or reports of the independent auditors related to such disclosure. Also elicit any recommendations for the improvement of such internal controls or for particular areas where new or more detailed controls or procedures are desirable. Emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or improper.

•	Review activities, organizational structure, scope and qualifications of the internal audit function, including the appointment and replacement of the senior member of the internal auditing staff, if any, or the appointment and replacement of the firm or firms engaged to perform the internal audit function. Discuss with the independent auditors and management the internal audit function responsibilities, budget and staffing. The senior member of the internal auditing staff shall report to the Committee, and his or her performance reviews and compensation must be approved by the Committee.

•	Periodically review with management and the independent auditors the Company’s significant financial risk exposures, including, without limitation, the Company’s policies with respect to risk assessment and risk management, and assess the steps management has taken to monitor and control such exposures.

•	Provide opportunities at least quarterly for the independent auditors to meet with the Committee without members of management or others present. Among the items to be discussed in these meetings are (i) the independent auditor’s evaluation of the Company’s financial and accounting personnel; (ii) the adequacy of cooperation of the Company’s personnel with the independent auditors during the course of performing audit services; (iii) the selection or application of accounting principles and significant judgments made that affect the financial statements; and (iv) the preparation of the Company’s financial statements in accordance with generally accepted accounting principles in all material respects.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer, in connection with their certifications relating to the Company’s periodic reports, about any significant deficiencies in the design or operation of internal controls or material weaknesses and any reported fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Review at least annually with the Chief Financial Officer accounting and financial personnel and succession planning.

•	Evaluate and report to the Board, at least annually, on the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating the independent auditor on a regular basis. If determined necessary or appropriate by the Committee, replace the independent auditors.

•	Set policies relating to the hiring by the Company of any partner or employee of the Company’s independent auditor or any former partner or employee who participated in any capacity in providing audit services to the Company.

•	Obtain from the independent auditors assurances that the auditors have adequately informed management and the Committee, as required by Section 10A of the Securities Exchange Act of 1934, as

amended, of any illegal acts that have been detected or have otherwise come to the attention of the auditors in the course of the audit.

•	Investigate any matter brought to the Committee’s attention within the scope of its duties if the Committee determines that an investigation is necessary or appropriate, and the Committee shall be authorized in that respect to require directors, officers, employees, attorneys, accountants and other advisers to the Company to provide such information and records relating to the subject of the investigation as the Committee may request.

•	Review with management and the independent auditors any correspondence with regulators or governmental agencies, any complaints received by the Company or the Audit Committee and any employee submissions or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements.

Compensation

Members of the Committee shall receive such compensation for service on the Committee as may be determined from time to time by the Board of Directors. Members may not receive other compensation from the Company of any kind except compensation for service as a member of the Board of Directors or on service on a Board committee.

CREE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Charles M. Swoboda and Adam H. Broome, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. which the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of Cree, Inc. to be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, November 3, 2005, at 10:00 a.m. local time, and at any and all adjournments thereof.

Shares represented by this proxy will be voted as directed on the reverse. Unless a contrary direction is indicated, the shares will be voted FOR election of the director nominees listed on the reverse, FOR the approval of the 2005 Employee Stock Purchase Plan, FOR the approval of the amendments to the 2004 Long-Term Incentive Compensation Plan, FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending June 25, 2006, and, in the discretion of the persons acting pursuant to this proxy, on any other matters that properly come before the meeting or any adjournments thereof, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 26, 2005, receipt of which is hereby acknowledged.

(Please sign and date on the reverse side and promptly return in the enclosed envelope.)

ANNUAL MEETING OF SHAREHOLDERS OF

CREE, INC.

November 3, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -or-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. -or-	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	CONTROL NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided

IF you are not voting via telephone or the Internet.

CONTINUED FROM OTHER SIDE. NOT VALID UNLESS SIGNED AND DATED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

		FOR	AGAINST	ABSTAIN
1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o Charles M. Swoboda o John W. Palmour, Ph.D. o Dolph W. von Arx o James E. Dykes o Robert J. Potter, Ph.D. o Harvey A. Wagner

2.  Approval of the 2005 Employee Stock Purchase Plan.

3.  Approval of the amendments to the 2004 Long-Term Incentive Compensation Plan.

4.  Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 25, 2006.

		☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
Any proxy heretofore given by the undersigned is hereby revoked.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		Please complete, sign and return this proxy whether or not you intend to attend the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	Mark “X” here if you plan to attend the annual meeting in person.	☐

Signature of Shareholder                          Date                           Signature of Shareholder                           Date

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.